QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

HOSPITALITY PROPERTIES TRUST
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

HOSPITALITY PROPERTIES TRUST Two Newton Place 255 Washington Street, Suite 300 Newton, Massachusetts 02458 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 11, 2011

To the Shareholders of Hospitality Properties Trust:

         Notice is hereby given that the annual meeting of shareholders of Hospitality Properties Trust, a Maryland real estate investment trust, will be held at 9:30 a.m., local time, on Wednesday, May 11, 2011, at Two Newton Place, 255 Washington Street, Suite 100, Newton, Massachusetts 02458 for the following purposes:

  1.
  To elect the nominee named in our proxy statement to our Board of Trustees as the Independent Trustee in Group I ("proposal 1").

  2.
  To elect the nominee named in our proxy statement to our Board of Trustees as the Managing Trustee in Group I ("proposal 2").

  3.
  To hold an advisory vote relating to our executive compensation ("proposal 3").

  4.
  To hold an advisory vote on the frequency of future shareholder advisory votes relating to our executive compensation ("proposal 4").

  5.
  To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011 ("proposal 5").

  6.
  To consider and vote upon a shareholder proposal, if properly presented at the meeting ("proposal 6").

  7.
  To consider and vote upon such other matters as may properly come before the meeting and at any adjournments or postponements thereof.

         OUR BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEES FOR TRUSTEE IN PROPOSALS 1 AND 2, "FOR" PROPOSAL 3, EVERY "THREE YEARS" IN PROPOSAL 4, "FOR" PROPOSAL 5 AND "AGAINST" PROPOSAL 6.

         We encourage you to contact the firm assisting us in the solicitation of proxies, Innisfree M&A Incorporated, or Innisfree, if you have any questions or need assistance in voting your shares. Banks and brokers may call Innisfree, collect, at (212) 750-5833. Shareholders may call Innisfree, toll free, at (877) 825-8971.

         Shareholders of record at the close of business on February 18, 2011 are entitled to notice of, and to vote at, the meeting and at any adjournments or postponements thereof.

         Securities and Exchange Commission rules allow us to furnish proxy materials to our shareholders on the internet. You can now access proxy materials and authorize a proxy to vote your shares at www.proxyvote.com. You may also authorize a proxy to vote your shares over the internet or by telephone by following the instructions on that website. In order to vote over the internet or by telephone you must have your shareholder identification number which is set forth in the Notice Regarding the Availability of Proxy Materials mailed to you. If your shares are held in the name of a brokerage firm, bank, nominee or other institution, you should provide instructions to your broker, bank, nominee or other institution on how to vote your shares.

By Order of the Board of Trustees,
Jennifer B. Clark, Secretary

Newton, Massachusetts
February 22, 2011

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE READ THE PROXY STATEMENT AND COMPLETE A PROXY FOR YOUR SHARES AS SOON AS POSSIBLE. YOU MAY AUTHORIZE A PROXY TO VOTE YOUR SHARES OVER THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON THE WEBSITE INDICATED IN THE NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS MAILED TO YOU. IF YOUR SHARES ARE HELD IN THE NAME OF A BROKERAGE FIRM, BANK, NOMINEE OR OTHER INSTITUTION, YOU SHOULD PROVIDE INSTRUCTIONS TO YOUR BROKER, BANK, NOMINEE OR OTHER INSTITUTION ON HOW TO VOTE YOUR SHARES. YOU MAY ALSO REQUEST A PAPER PROXY CARD TO SUBMIT YOUR VOTE BY MAIL. IF YOU ATTEND THE MEETING AND VOTE IN PERSON, THAT VOTE WILL REVOKE ANY PROXY YOU PREVIOUSLY SUBMITTED. IF YOU HOLD SHARES IN THE NAME OF A BROKERAGE FIRM, BANK, NOMINEE OR OTHER INSTITUTION, YOU MUST PROVIDE A LEGAL PROXY FROM THAT INSTITUTION IN ORDER TO VOTE YOUR SHARES AT THE MEETING. YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN.

HOSPITALITY PROPERTIES TRUST
Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458

PROXY STATEMENT
FOR THE
ANNUAL MEETING OF SHAREHOLDERS
To be held at 9:30 a.m. on Wednesday, May 11, 2011
at
Two Newton Place
255 Washington Street, Suite 100
Newton, Massachusetts 02458

INTRODUCTION

        A notice of the annual meeting of shareholders of Hospitality Properties Trust, a Maryland real estate investment trust, or the Company, is on the preceding page and a form of proxy solicited by our Board of Trustees, or our Board, accompanies this proxy statement. This proxy statement and a form of proxy, together with our annual report to shareholders for the year ended December 31, 2010, are first being made available, and a Notice Regarding the Availability of Proxy Materials, or the Notice of Internet Availability, is first being mailed, to shareholders on or about February 22, 2011.

        The annual meeting record date is February 18, 2011. Only shareholders of record at the close of business on February 18, 2011, are entitled to notice of, and to vote at, the meeting and at any postponement or adjournment thereof. We had 123,444,235 common shares of beneficial interest, $.01 par value per share, or common shares, outstanding on the record date and entitled to vote at the meeting. Our common shares are listed on the New York Stock Exchange, or NYSE. The holders of our outstanding common shares are entitled to one vote per common share.

        A quorum of shareholders is required for shareholders to take action at the meeting, except that the shareholders entitled to vote at the meeting may adjourn the meeting if less than a quorum is present at the meeting. The presence, in person or by proxy, of holders of common shares entitled to cast a majority of all votes entitled to be cast at such meeting shall constitute a quorum. Common shares represented by valid proxies will count for the purpose of determining the presence of a quorum for the meeting. Abstentions and broker non-votes, if any, will be treated as shares present for purposes of determining whether a quorum is present. Failure of a quorum to be present at the meeting will necessitate adjournment of the meeting and will subject us to additional expense. Under our bylaws, the chairperson of the meeting may adjourn the meeting if less than a quorum is present at the meeting.

        The affirmative vote of a majority of the votes cast will be necessary to elect the nominees for Trustee described in proposals 1 and 2, to approve the resolution regarding named executive officer compensation described in proposal 3, to approve the selection under proposal 4 of every three years as the frequency at which our shareholders will be asked to hold a nonbinding, advisory vote on named executive officer compensation and to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm in proposal 5. The affirmative vote of 75% of our outstanding common shares is required for the approval of the shareholder proposal described in proposal 6. Proposals 3, 4, 5 and 6 are nonbinding shareholder advisory votes and, if approved, would serve only as recommendations to our Board. Under Maryland law and our declaration of trust, an amendment repealing the classified board provision in our declaration of trust or making changes contemplated by proposal 6 must first be approved by at least two thirds (2/3) of our Trustees and then approved by the affirmative vote of the holders of at least two thirds (2/3) of the total number of our outstanding common shares at a subsequent shareholder meeting.

        The individuals named as proxies on a properly completed proxy will vote in accordance with your directions as indicated thereon. If you properly complete your proxy and give no voting instructions, your shares will be voted "FOR" the nominees for Trustee in proposals 1 and 2, "FOR" proposals 3 and 5 and "AGAINST" the shareholder proposal in proposal 6. If you properly complete your proxy and give no voting instructions, your shares will be voted to select every "THREE YEARS" in proposal 4.

        Shareholders of record may authorize a proxy to vote their shares over the internet or by telephone in the manner provided on the website indicated in the Notice of Internet Availability mailed to them, or, if they requested and received paper or email copies of proxy materials, by completing and returning the proxy card, or by attending the meeting and voting in person. Proxies submitted by mail, over the internet or by telephone must be received by 11:59 p.m. eastern daylight time on May 10, 2011.

        Broker non-votes occur in respect of shares held in street name when the broker indicates that voting instructions for a particular matter have not been received from the beneficial owners or other persons entitled to vote those shares and the broker does not have discretionary voting authority to vote those shares on that particular matter. Abstentions and broker non-votes will have the effect of a vote against proposal 6 and will have no effect on the outcome of proposals 1, 2, 3, 4 and 5. A proxy marked "WITHHOLD" will have the same effect as an abstention.

        The record date for the meeting will apply to any adjournment or postponement of the meeting unless our Board fixes a new record date for the adjourned or postponed meeting. If we adjourn the annual meeting, we will announce the time and place of the adjourned meeting at the original meeting, but we do not intend to deliver another notice of the meeting unless we fix a new record date for the adjourned meeting. At any subsequent reconvening of the annual meeting, all proxies will be voted in the same manner as they would have been at the original convening of the meeting (except for any proxies which have been effectively revoked or withdrawn).

        IMPORTANT: If your shares are held in the name of a brokerage firm, bank, nominee or other institution, you should provide instructions to your broker, bank, nominee or other institution on how to vote your shares. Please contact the person responsible for your account and give instructions for a proxy to be completed for your shares. If you have any questions or need assistance in voting your shares, please call the firm assisting us in the solicitation of proxies:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Brokers and Banks Call Collect at (212) 750-5833
Shareholders Call Toll Free at (877) 825-8971

        A shareholder of record who has given a proxy may revoke it any time prior to its exercise by delivering to our Secretary a written revocation or a duly executed proxy bearing a later date, by authorizing a proxy to vote his or her common shares over the internet or by telephone at a later date in the manner provided on the website indicated in the Notice of Internet Availability, or by attending the meeting and voting his or her common shares in person. If a shareholder of record wants to receive a paper or email copy of the proxy card, he or she may request one. Proxies submitted by mail, over the internet or by telephone must be received by 11:59 p.m. eastern daylight time on May 10, 2011. If your shares are held in the name of a brokerage firm, bank, nominee or other institution and you wish to change a prior instruction you gave to your brokerage firm, bank, nominee or other institution to vote your shares, you must follow the brokerage firm's, bank's, nominee's or other institution's instructions for changing your prior voting instructions. In addition, if you hold shares in the name of a brokerage firm, bank, nominee or other institution, you must provide a legal proxy from that institution in order to vote your shares at the meeting.

        Our principal executive offices are located at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458.

        Our website address is included in this proxy statement as a textual reference only, and the information in the website is not incorporated by reference into this proxy statement.

Notice Regarding the Availability of Proxy Materials

        From the date of mailing of the Notice of Internet Availability through the conclusion of the meeting, shareholders will be able to access all of the proxy materials on the internet at www.proxyvote.com. The proxy materials will be available free of charge. The Notice of Internet Availability will instruct you as to how you may access and review all of the important information contained in the proxy materials (including our annual report to shareholders) over the internet or through other methods specified at the website designated in the Notice of Internet Availability. The website designated contains instructions as to how to vote over the internet or by telephone. The Notice of Internet Availability also instructs you as to how you may request a paper or email copy of the proxy card. If you received a Notice of Internet Availability and would like to receive printed copies of the proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability.

PROPOSALS 1 AND 2
ELECTION OF TRUSTEES

        The number of our Trustees is fixed at five, and our Board is divided into three groups, with two Trustees in Group I, two Trustees in Group II and one Trustee in Group III. Trustees in each group are elected for three year terms and serve until their successors are elected and qualified.

        Our current Trustees are Barry M. Portnoy and John L. Harrington in Group I with a term of office expiring at the meeting to which this proxy statement relates, Bruce M. Gans, M.D. and Adam D. Portnoy in Group II with a term of office expiring at our 2012 annual meeting of shareholders and William A. Lamkin in Group III with a term of office expiring at our 2013 annual meeting of shareholders. The term of the Group I Trustees elected at the meeting will expire at our 2014 annual meeting of shareholders.

        Our Trustees are also categorized as Independent Trustees or Managing Trustees. Our Board of Trustees is composed of three Independent Trustees and two Managing Trustees. Our Independent Trustees are not employees or affiliates, as such term is defined in our declaration of trust and bylaws, of Reit Management & Research LLC, or RMR, our manager, are not officers of ours or involved in our day to day activities and are persons who qualify as independent under our declaration of trust, bylaws and applicable rules of the NYSE and the Securities and Exchange Commission, or SEC. Our Managing Trustees are not Independent Trustees and have been employees of RMR or involved in our day to day activities for at least one year. Dr. Gans and Messrs. Harrington and Lamkin are our Independent Trustees, and Messrs. Adam Portnoy and Barry Portnoy are our Managing Trustees. Biographical information relating to our Trustees and other information relating to our Board appears elsewhere in this proxy statement.

PROPOSAL 1: ELECTION OF ONE INDEPENDENT TRUSTEE

        Our Board has nominated Mr. Harrington for election as the Independent Trustee in Group I, whose nomination was recommended to our Board by our Nominating and Governance Committee. The term of the Independent Trustee in Group I elected at the meeting will expire at our 2014 annual meeting of shareholders. The persons named in the accompanying proxy intend to exercise properly executed and delivered proxies "FOR" the election of Mr. Harrington, except to the extent that properly completed proxies indicate that the votes should be cast against Mr. Harrington's election or withheld for Mr. Harrington.

        Mr. Harrington has agreed to serve as the Independent Trustee in Group I if elected. However, if Mr. Harrington becomes unable or unwilling to accept election to our Board, the proxies will be voted for a substitute nominee designated by our Board. Our Board has no reason to believe that Mr. Harrington will be unable to serve.

        The affirmative vote of a majority of the votes cast will be necessary to elect Mr. Harrington as the Independent Trustee in Group I.

        Our Board recommends you vote "FOR" the election of Mr. Harrington as the Independent Trustee in Group I.

PROPOSAL 2: ELECTION OF ONE MANAGING TRUSTEE

        Our Board has nominated Mr. Barry M. Portnoy for election as the Managing Trustee in Group I, whose nomination was recommended to our Board by our Nominating and Governance Committee. The term of the Managing Trustee in Group I elected at the meeting will expire at our 2014 annual meeting of shareholders. The persons named in the accompanying proxy intend to exercise properly executed and delivered proxies "FOR" the election of Mr. Barry M. Portnoy, except to the extent that properly completed proxies indicate that the votes should be cast against Mr. Barry M. Portnoy's election or withheld for Mr. Barry M. Portnoy.

        Mr. Barry M. Portnoy has agreed to serve as the Managing Trustee in Group I if elected. However, if Mr. Barry M. Portnoy becomes unable or unwilling to accept election to our Board, the proxies will be voted for a substitute nominee designated by our Board. Our Board has no reason to believe that Mr. Barry M. Portnoy will be unable to serve.

        The affirmative vote of a majority of the votes cast will be necessary to elect Mr. Barry M. Portnoy as the Managing Trustee in Group I.

        Our Board recommends you vote "FOR" the election of Mr. Barry M. Portnoy as the Managing Trustee in Group I.

 PROPOSAL 3
ADVISORY APPROVAL RELATING TO EXECUTIVE COMPENSATION

        As required by Section 14A of the Securities Exchange Act of 1934, as amended, or the Exchange Act, we are including a proposal for our shareholders to vote to approve, on a nonbinding, advisory basis, the compensation of those of our executive officers listed on the Summary Compensation Table elsewhere in this proxy statement, or our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in this proxy statement.

        We do not have any employees. Our manager, RMR, conducts our day to day operations on our behalf and provides services to us that otherwise would be provided by employees. Each of our named executive officers is an employee of RMR and his services are provided to us by RMR. RMR compensates them directly and in its sole discretion in connection with their services rendered to RMR and to us. None of our named executive officers has an employment agreement with us and we do not pay them salaries or bonuses or provide them other compensation or benefits except for the grants of shares under our Share Award Plan described below in Compensation Discussion and Analysis, Compensation Tables and narrative discussion.

        We make grants of shares under our Share Award Plan to reward our named executive officers and to foster a continuing identity of interest between them and our shareholders. We award shares under our Share Award Plan to recognize our named executive officers' scope of responsibilities, reward demonstrated performance and leadership, motivate future performance, align the interests of our executives with those of our other shareholders and motivate the executives to remain employees of our manager and to continue to provide services to us through the term of the awards. Our award of shares under our Share Award Plan is designed to reward executive performance that contributes to our success and increases shareholder value. We urge you to read the Compensation Discussion and Analysis, Compensation Tables and narrative discussion in this proxy statement.

        As required by Section 14A of the Exchange Act, we are asking you to vote on the adoption of the following resolution:

        RESOLVED:    That the shareholders of the Company approve, on a nonbinding, advisory basis, the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, Compensation Tables and narrative discussion in the proxy statement.

        The affirmative vote of a majority of the votes cast will be necessary to approve proposal 3. The shareholder vote on proposal 3 is advisory and nonbinding and serves only as a recommendation to our Board. Our Board has not yet determined the frequency with which we will hold the shareholder advisory vote on named executive officer compensation required by Section 14A of the Exchange Act or when the next such shareholder advisory vote on named executive officer compensation will occur.

        Our Board recommends you vote "FOR" Proposal 3.

PROPOSAL 4
ADVISORY VOTE ON SELECTION OF
FREQUENCY OF EXECUTIVE COMPENSATION VOTE

        As required by Section 14A of the Exchange Act, we are including a proposal for our shareholders to vote to approve, on a nonbinding, advisory basis, the frequency with which they wish to have a nonbinding, advisory vote on the compensation paid to our named executive officers; in other words, how often a proposal similar to this year's proposal 3 will be included in the matters to be voted on at our annual meeting. The choices available under Section 14A of the Exchange Act are every year, every other year or every three years.

        After consideration, our Board recommends that you select every three years as the desired frequency for a nonbinding, advisory vote of shareholders on named executive officer compensation. We believe this frequency is appropriate because, as described above, the executive compensation paid by our Company is comprised of grants of shares under our Share Award Plan, and we do not expect to change our method of compensating our named executive officers and further do not expect that our approach to the grant of these awards will vary significantly from year to year.

        Please mark your proxy card to indicate your preference on this proposal or your abstention if you wish to abstain. If you properly complete your proxy and fail to indicate your preference or abstention, your shares will be voted to select every three years as the frequency with which our shareholders will be asked to hold a nonbinding, advisory vote on named executive officer compensation.

        The affirmative vote of a majority of the votes cast will be necessary to approve the selection under proposal 4 of every three years as the frequency with which our shareholders will be asked to hold a nonbinding, advisory vote on named executive officer compensation. The shareholder vote on proposal 4 is advisory and nonbinding and serves only as a recommendation to our Board. Our Board has not yet determined the frequency with which we will hold the shareholder advisory vote on named executive officer compensation required by Section 14A of the Exchange Act. Whether or not a majority of votes is cast in favor of any of the options available in this proposal 4, our Board will decide among these options in its discretion.

        Our Board recommends you vote for every "THREE YEARS" as the frequency with which a nonbinding shareholder advisory vote on named executive officer compensation will occur.

 PROPOSAL 5
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        On January 11, 2011, our Audit Committee voted to appoint Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011 (our fiscal year being a calendar year). Ernst & Young LLP acted as our independent registered public accounting firm for 2009 and 2010. A representative of Ernst & Young LLP is expected to be present at the meeting, with the opportunity to make a statement if he or she desires to do so. This representative will be available to respond to appropriate questions from shareholders who are present at the meeting. Proposal 5 is nonbinding. If the appointment is not ratified, our Audit Committee will consider whether to appoint another independent registered public accounting firm in its discretion. If the appointment is ratified, our Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time if it determines that such a change would be advisable.

        The fees for services provided by Ernst & Young LLP to us for the last two fiscal years were as follows:

	2009	2010
Audit Fees	$936,472	$758,855
Audit Related Fees	—	—
Tax Fees	15,250	19,800

All Other Fees	—	—

Total Fees	$951,722	$778,655

        Our Audit Committee has established policies and procedures which are intended to control the services provided by our independent registered public accounting firm and to monitor their continuing independence. Under these policies, no services may be undertaken by our independent registered public accounting firm unless the engagement is specifically approved by our Audit Committee or the services are included within a category which has been approved by our Audit Committee. The maximum charge for services is established by our Audit Committee when the specific engagement or the category of services is approved. In certain circumstances, our management is required to notify our Audit Committee when approved services are undertaken and the Committee or its Chair may approve amendments or modifications to the engagement or the maximum fees. Our Director of Internal Audit is responsible to report to our Audit Committee regarding compliance with these policies and procedures.

        Our Audit Committee will not approve engagements of our independent registered public accounting firm to perform non-audit services for us if doing so will cause our independent registered public accounting firm to cease to be independent within the meaning of applicable SEC or NYSE rules. In other circumstances, our Audit Committee considers, among other things, whether our independent registered public accounting firm is able to provide the required services in a more or less effective and efficient manner than other available service providers and whether the services are consistent with the Public Company Accounting Oversight Board Rules.

        All services for which we engaged our independent registered public accounting firm in 2009 and 2010 were approved by our Audit Committee. The total fees for audit and non-audit services provided by Ernst & Young LLP in 2009 and 2010 are set forth above. The tax fees charged by Ernst & Young LLP during 2009 and 2010 were for tax compliance services related to our income tax returns for the fiscal years ended December 31, 2008 and 2009, respectively. Our Audit Committee approved the engagement of Ernst & Young LLP to provide these non-audit services because it determined that Ernst & Young LLP's providing these services would not compromise its independence and that its familiarity with our record keeping and accounting systems would permit it to provide these services with equal or higher quality, more quickly and at a lower cost than we could obtain these services from other providers.

        The affirmative vote of a majority of the votes cast will be necessary for the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011. The shareholder vote on proposal 5 is advisory and nonbinding and serves only as a recommendation to our Board.

        Our Board recommends you vote "FOR" the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

 SOLICITATION OF PROXIES

        Proxies may be solicited, without additional compensation, by our Trustees, officers and employees and by RMR and its Directors, officers and employees by mail, telephone or other electronic means or in person. We are paying the costs of this solicitation, including the preparation, printing, mailing and website hosting of proxy materials. We will request banks, brokers and other custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of our common shares and to obtain their voting instructions. We will reimburse those firms for their expenses. In addition, we have retained Innisfree M&A Incorporated, or Innisfree, to assist in the solicitation of proxies for a fee of $15,000 plus reimbursement of expenses. We have agreed to indemnify Innisfree against certain liabilities arising out of our agreement with Innisfree.

TRUSTEES AND EXECUTIVE OFFICERS

        The following are the ages and recent principal occupations, as of February 21, 2011, of our nominees, Trustees and executive officers. Unless otherwise specified, the business address of our nominees, Trustees and executive officers is c/o Hospitality Properties Trust, Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458.

Independent Trustee Nominee for a Term Expiring in 2014

JOHN L. HARRINGTON, Age: 74

        Mr. Harrington has been one of our Independent Trustees since 1995. Mr. Harrington was Chairman of the Board of the Yawkey Foundation (a charitable foundation) from 2002 to 2003 and since 2007, serving as one of its trustees since 1982 and as Executive Director from 1982 to 2006. He was also a Trustee of the JRY Trust from 1982 through June 2009. Mr. Harrington was Chief Executive Officer and General Partner of the Boston Red Sox Baseball Club from 1986 to 2002 and served as that organization's Vice President and Chief Financial Officer prior to that time. He was President of Boston Trust Management Corp. from 1981 to 2006 and a principal of Bingham McCutchen Sports Consulting LLC from 2007 to 2008. Mr. Harrington represented the Boston Red Sox majority interest in co-founding The New England Sports Network, or NESN, managing NESN from 1981 to 2002. Mr. Harrington served as a Director of Fleet Bank from 1995 to 1999 and of Shawmut Bank of Boston from 1986 to 1995, a Member of the Major League Baseball Executive Council from 1998 to 2001, Assistant Secretary of Administration and Finance for the Commonwealth of Massachusetts in 1980, Treasurer of the American League of Professional Baseball Clubs from 1970 to 1972, Assistant Professor and Director of Admissions, Carroll Graduate School of Management at Boston College from 1967 through 1970 and as Supervisory Auditor for the U.S. General Accounting Office from 1961 through 1966. Mr. Harrington has held many civic leadership positions and received numerous leadership awards and honorary doctorate degrees. Mr. Harrington holds a Massachusetts license as a certified public accountant. Mr. Harrington has been an Independent Trustee of Senior Housing Properties Trust, or SNH, and of Government Properties Income Trust, or GOV, since 1999 and June 2009, respectively. Mr. Harrington has been an Independent Trustee of RMR Real Estate Income Fund and RMR Asia Pacific Real Estate Fund since June 2009, was an Independent Trustee of each of their predecessor funds from shortly after its formation (the earliest of which was in 2002) until its merger in June 2009 into its successor and was an Independent Trustee of RMR Funds Series Trust from shortly after its formation in August 2007 until its dissolution in April 2009.(1) Mr. Harrington has served as a Director of Affiliates Insurance Company, or AIC, since November 2008. Mr. Harrington served as an Independent Director of Five Star Quality Care, Inc., or Five Star, from 2001 to 2003.

        Our Board concluded that Mr. Harrington is qualified to serve as one of our Independent Trustees based upon, among other things, his demonstrated leadership capability, his work on public company boards and board committees and in key management roles in various enterprises, his professional skills and expertise in accounting, finance and risk management and experience as a chief financial officer, his expertise in compensation and benefits matters, his service with government and experience in public policy matters, his institutional knowledge earned through service on our own Board for 16 years and his qualifying as an Independent Trustee in accordance with the requirements of our declaration of trust and bylaws. Mr. Harrington is an Independent Trustee in Group I and, if elected at the meeting, his term will expire at our 2014 annual meeting of shareholders.

Managing Trustee Nominee for a Term Expiring in 2014

BARRY M. PORTNOY, Age: 65

        Mr. Barry M. Portnoy has been one of our Managing Trustees since 1995. Mr. Portnoy has been a Managing Trustee of CommonWealth REIT, or CWH, SNH and GOV since 1986, 1999 and February 2009, respectively. He has been a Managing Director of Five Star and of TravelCenters of America LLC, or TA, since 2001 and 2006, respectively. Mr. Portnoy has served as a Director of AIC since November 2008. Mr. Portnoy is an owner of RMR and of RMR Advisors, Inc., or RMR Advisors, an SEC registered investment advisor. Mr. Portnoy has been an owner and a Director of RMR (and its predecessor) since its founding in 1986, an employee since 1996 and the Chairman of RMR since 1998, and a Director and Vice President of RMR Advisors since 2002. Mr. Portnoy has been an Interested Trustee of RMR Real Estate Income Fund and RMR Asia Pacific Real Estate Fund since June 2009, was an Interested Trustee of each of their predecessor funds from shortly after its formation (the earliest of which was in 2002) until its merger in June 2009 into its successor, was an Interested Trustee of RMR Funds Series Trust from shortly after its formation in August 2007 until its dissolution in April 2009. Mr. Portnoy practiced law for many years as a partner in a law firm prior to 1997. Mr. Barry Portnoy is the father of Mr. Adam Portnoy, our other Managing Trustee, and the father-in-law of Mr. Ethan S. Bornstein, our Senior Vice President.

        Our Board concluded that Mr. Portnoy is qualified to serve as one of our Managing Trustees based upon, among other things, his demonstrated leadership capability, his extensive experience in and knowledge of the commercial real estate industry and real estate investment trusts, or REITs, his leadership position with RMR, his extensive public company director service, his professional skills and expertise in, among other things, legal and regulatory matters, his institutional knowledge earned through service on our Board for 16 years and in key leadership positions with our manager for

(1)
RMR Real Estate Income Fund and its predecessor funds (RMR Real Estate Fund, RMR Hospitality and Real Estate Fund, RMR F.I.R.E. Fund, RMR Preferred Dividend Fund and RMR Dividend Capture Fund), RMR Asia Pacific Real Estate Fund and its predecessor funds (Old RMR Asia Pacific Real Estate Fund and RMR Asia Real Estate Fund) and RMR Funds Series Trust are collectively referred to herein as the "RMR Funds."

24 years and his qualifying as a Managing Trustee in accordance with the requirements of our declaration of trust and bylaws. Mr. Portnoy is a Managing Trustee in Group I and, if elected at the meeting, his term will expire at our 2014 annual meeting of shareholders.

Independent Trustees Continuing in Office

BRUCE M. GANS, M.D., Age: 64

        Dr. Gans has been one of our Independent Trustees since February 2009. Dr. Gans has been Chief Medical Officer at the Kessler Institute for Rehabilitation since 2001. He is also a Professor of Physical Medicine and Rehabilitation at University of Medicine and Dentistry of New Jersey—New Jersey Medical School. Previously, Dr. Gans served as President and Chief Executive Officer of the Rehabilitation Institute of Michigan. In Dr. Gans's extensive academic career, he has served as professor of physical medicine and rehabilitation at a number of universities, in addition to his current position at the University of Medicine and Dentistry in New Jersey—New Jersey Medical School. Dr. Gans is editor of a standard medical textbook on physical medicine and rehabilitation, which is now in its 5th edition, and he has written or co-authored more than 40 articles in peer-reviewed publications and 28 abstracts and has served on editorial boards for many medical journals, including serving currently as Associate Editor of the American Journal of Physical Medicine and Rehabilitation. Dr. Gans has also served as president of the American Academy of Physical Medicine and Rehabilitation, a medical society with more than 7,500 members, and as a leader in numerous other professional organizations. Dr. Gans has been an Independent Director of Five Star since 2001. Dr. Gans has served as a Director of AIC since November 2008.

        Our Board concluded that Dr. Gans is qualified to serve as one of our Independent Trustees based upon, among other things, his demonstrated leadership capability, including through his service in many professional, academic and civic leadership positions, his business experience as the chief executive of a large medical organization, his work on public company boards and board committees and his qualifying as an Independent Trustee in accordance with the requirements of our declaration of trust and bylaws. Dr. Gans is an Independent Trustee in Group II and his term expires at our 2012 annual meeting of shareholders.

WILLIAM A. LAMKIN, Age: 51

        Mr. Lamkin has been one of our Independent Trustees since January 2007. Mr. Lamkin has been a partner in Ackrell Capital LLC, a San Francisco based investment bank, since 2003, and a partner in Ackrell & Company LLC, a San Francisco based investment advisory firm, since 2002. Previously, he was employed as a financial consultant and as an investment banker, including as a Senior Vice President in the investment banking division of ABN AMRO, Incorporated. Prior to working as a financial consultant and as an investment banker, Mr. Lamkin was a practicing attorney. Mr. Lamkin has served as an Independent Trustee of CWH since 2006. Mr. Lamkin has also served as a Director of AIC since November 2008.

        Our Board concluded that Mr. Lamkin is qualified to serve as one of our Independent Trustees based upon, among other things, his experience in and knowledge of the commercial real estate and investment banking industries, his work on and with public company boards and board committees, his demonstrated management ability, his experience in capital raising and strategic business transactions, his professional training, skills and expertise in, among other things, legal and finance matters, his institutional knowledge earned through service on our own Board for four years and his qualifying as an Independent Trustee in accordance with the requirements of our declaration of trust and bylaws. Mr. Lamkin is an Independent Trustee in Group III and his term expires at our 2013 annual meeting of shareholders.

Managing Trustees Continuing in Office

ADAM D. PORTNOY, Age: 40

        Mr. Adam D. Portnoy has been one of our Managing Trustees since January 2007. Mr. Portnoy has been a Managing Trustee of CWH, SNH and GOV, since May 2006, May 2007 and February 2009, respectively. Mr. Portnoy has been an Interested Trustee of RMR Real Estate Income Fund and RMR Asia Pacific Real Estate Fund and their predecessor funds since February 2009. Mr. Portnoy has served as a Director of AIC since November 2008. He has been President of CWH since January 2011 and was an Executive Vice President of CWH from 2003 through 2006. He was President of GOV from February 2009 until January 2011. Mr. Portnoy has been an executive officer of RMR since 2003 and currently is the President, Chief Executive Officer and a Director of RMR. Additionally, Mr. Portnoy is an owner of RMR and of RMR Advisors. Mr. Portnoy has been President and Director of RMR Advisors since 2007 and was a Vice President prior to that time since 2003. He has also been President of RMR Real Estate Income Fund and RMR Asia Pacific Real Estate Fund since June 2009, was President of each of their predecessor funds from 2007 until its merger in June 2009 into its successor and was President of RMR Funds Series Trust from its formation in August 2007 until its dissolution in April 2009. Prior to becoming President in 2007, Mr. Portnoy served as Vice President of certain of the RMR Funds beginning in 2004. Prior to 2004, Mr. Portnoy held various positions in the finance industry and public sector, including as a Senior Investment Officer of the International Finance Corporation (a member of The World Bank Group) and Vice President of an investment bank. Mr. Portnoy is also currently Honorary Consul General of the Republic of Bulgaria to Massachusetts. Mr. Adam Portnoy is the son of Mr. Barry Portnoy, our other Managing Trustee, and the brother-in-law of Mr. Ethan S. Bornstein, our Senior Vice President.

        Our Board concluded that Mr. Portnoy is qualified to serve as one of our Managing Trustees based upon, among other things, his extensive experience in and knowledge of the commercial real estate industry and REITs, his leadership position with RMR, his public company director service, his demonstrated management ability, his experience in investment banking, his government organization service, his institutional knowledge earned through service on our own Board for four years and in key leadership positions with our manager for seven years and his qualifying as a Managing Trustee in accordance with the requirements of our declaration of trust and bylaws. Mr. Adam Portnoy is a Managing Trustee in Group II, and his term expires at our 2012 annual meeting of shareholders.

Executive Officers

JOHN G. MURRAY, Age: 50

        Mr. Murray has been our President and Chief Operating Officer since 1996 and our Assistant Secretary since 2008. Prior to that time, he was our Secretary since 1996. Mr. Murray has also been Executive Vice President of RMR and has served in various capacities with RMR and its affiliates for over 15 years.

MARK L. KLEIFGES, Age: 50

        Mr. Kleifges has been our Treasurer and Chief Financial Officer since 2002. Mr. Kleifges has also been Treasurer and Chief Financial Officer of GOV since January 2011. Mr. Kleifges was a Vice President of RMR Advisors from 2003 to 2004 and since 2004 has been its Treasurer. He has also served as Treasurer of the RMR Funds since their respective formations beginning in 2002, until, with respect to a particular fund, its merger out of existence or dissolution. Mr. Kleifges is also an Executive Vice President of RMR and has served in various capacities with RMR and its affiliates for over eight years. Mr. Kleifges is a certified public accountant.

ETHAN S. BORNSTEIN, Age: 37

        Mr. Bornstein has been our Senior Vice President since March 2008, and prior to that time was our Vice President for over eight years. Mr. Bornstein is also a Senior Vice President of RMR and has served in various capacities with RMR and its affiliates for over ten years. Mr. Bornstein's wife is the daughter of Mr. Barry Portnoy and the sister of Mr. Adam Portnoy.

        Except as noted with regard to Mr. Barry Portnoy, Mr. Adam Portnoy and Mr. Bornstein, there are no family relationships among any of our Trustees or executive officers. Our executive officers serve at the discretion of our Board.

        RMR, RMR Advisors, CWH, SNH, GOV, Five Star, TA, each of the RMR Funds and AIC may be considered to be affiliates of us. RMR is a privately owned company that provides management services to public and private companies, including us, CWH, SNH, GOV, Five Star, TA and AIC. CWH is a publicly traded REIT that primarily owns office buildings and industrial properties. SNH is a publicly traded REIT that primarily owns senior living properties and medical office buildings. GOV is a publicly traded REIT that primarily invests in properties that are majority leased to government tenants. Five Star is a publicly traded real estate based operating company in the healthcare and senior living services business. TA is a publicly traded real estate based operating company in the travel center business. Each of the RMR Funds, except for RMR Funds Series Trust, is or was a closed end investment company registered under the Investment Company Act of 1940, as amended, or the 1940 Act. RMR Funds Series Trust was an open end investment company registered under the 1940 Act prior to its dissolution in 2009. AIC is an Indiana insurance company that designs and reinsures property insurance for us and for RMR, CWH, SNH, GOV, Five Star and TA.

BOARD OF TRUSTEES

        Our business is conducted under the general direction of our Board as provided by our declaration of trust, our bylaws and the laws of the State of Maryland, the state in which we were organized on May 12, 1995.

        Three of our Trustees, John L. Harrington, William A. Lamkin and Bruce M. Gans, M.D., are our Independent Trustees within the meaning of our declaration of trust and bylaws. Two of our Trustees, Adam D. Portnoy and Barry M. Portnoy, are our Managing Trustees within the meaning of our bylaws.

        Our declaration of trust and bylaws require that a majority of our Board be Independent Trustees. In determining the status of those Trustees who qualify as Independent Trustees, each year our Board affirmatively determines whether Trustees have a direct or indirect material relationship with us, including our subsidiaries, other than serving as our Trustees. When assessing a Trustee's relationship with us, our Board considers all relevant facts and circumstances, not merely from the Trustee's standpoint, but also from that of the persons or organizations with which the Trustee has an affiliation.

        Our Board has determined that Dr. Gans and Messrs. Harrington and Lamkin currently qualify as independent trustees under applicable NYSE rules and are Independent Trustees under our declaration of trust and bylaws. In making these determinations, our Board considered each of these three Trustees' service in other enterprises and on the boards of other companies to which RMR and its affiliates provide management services. Our Board has concluded that none of these Trustees possessed or currently possesses any relationship that could impair his judgment in connection with his duties and responsibilities as a Trustee or that could otherwise be a direct or indirect material relationship under applicable NYSE standards.

        During 2010, our Board held seven meetings, our Audit Committee held nine meetings, our Compensation Committee held six meetings, and our Nominating and Governance Committee held three meetings. During 2010, each Trustee attended 75% or more of the total number of meetings of our Board and any committee of which he was a member during the time in which he served on our Board or such committee. All of our Trustees attended last year's annual meeting of shareholders.

        Pursuant to our Governance Guidelines, our Independent Trustees meet at least once each year without management. The presiding Trustee at these meetings is the Chair of our Audit Committee, unless the Independent Trustees in attendance select another Independent Trustee to preside.

        We do not maintain directors' and officers' liability insurance for our Trustees and officers. Subject to certain limitations, our declaration of trust, bylaws and separate indemnification agreements require that we indemnify our Trustees and officers.

Board Leadership Structure

        Our Board is comprised of both Independent Trustees and Managing Trustees, with a majority being Independent Trustees. Our Independent Trustees are not employees or affiliates, as such term is defined in our declaration of trust, of RMR, are not officers of ours or involved in our day to day activities and are persons who qualify as independent under our declaration of trust, bylaws and applicable rules of the NYSE and SEC. Our Managing Trustees are not Independent Trustees and have been employees of RMR or involved in our day to day activities for at least one year. Our Board of Trustees is composed of three Independent Trustees and two Managing Trustees. Our President and our Treasurer are not members of our Board of Trustees, but they regularly attend Board meetings, as does our Director of Internal Audit. Other officers of RMR also sometimes attend Board meetings at the invitation of our Board.

        Our Audit, Compensation and Nominating and Governance Committees are comprised solely of our Independent Trustees and an Independent Trustee serves as Chair of each such committee. Our three standing committees have responsibilities related to our leadership and governance, including among other things: (i) our Audit Committee reviews our financial reports, oversees our accounting and financial reporting processes, selects our independent accountants, determines the compensation paid to our independent accountants and assists our Board with its oversight of our internal audit function and our compliance with legal and regulatory requirements; (ii) our Compensation Committee annually evaluates the performance of our Director of Internal Audit and approves the compensation we pay to him, reviews our business and property management agreements with RMR, evaluates RMR's performance under those agreements and the expenses, costs and compensation we pay under those agreements, approves those expenses, costs and compensation that we pay under those agreements, determines whether those agreements will be renewed, amended, terminated or allowed to expire and administers all our equity compensation awards; and (iii) our Nominating and Governance Committee considers nominees to serve on our Board, recommends to our Board nominees for election to our Board, assesses our Board's performance, and reviews and assesses our Board leadership structure and Governance Guidelines and recommends to the Board any changes it determines appropriate. The Chairs of the Audit, Compensation and Nominating and Governance Committees set the agenda for their respective committee meetings, but committee members, our Managing Trustees or members of our management may suggest agenda items to be considered by these committees.

        We do not have a Chairman of our Board or a lead Independent Trustee. The President, any Managing Trustee or any two Independent Trustees may call a special meeting. Our Managing Trustees, in consultation with our President and Treasurer, set the agenda for our Board meetings, and any Independent Trustee may place an item on an agenda by providing notice to a Managing Trustee, our President or our Treasurer. Discussions at Board meetings are led by the Managing Trustee or Independent Trustee who is most knowledgeable on a subject. Our Board is small, which facilitates informal discussions and communication from management to the Board and among Trustees. Our Independent Trustees meet to consider Company business without the attendance of our Managing Trustees or our officers, and they meet separately with our officers, with our Director of Internal Audit and with our outside accountants. In such meetings of our Independent Trustees, the Chair of the Audit Committee presides unless the Independent Trustees determine otherwise.

        In light of the size of our Board and the oversight provided by and involvement of our Independent Trustees and Board committees in the leadership of our company, our Board considers that our current leadership structure and conduct combines appropriate leadership with the ability to conduct our business efficiently and with appropriate care and attention.

Risk Oversight

        Our Board oversees risk as part of its general oversight of our Company, and oversight of risk is addressed as part of various Board and Board committee activities and through regular and special Board and Board committee meetings. The actual day to day business of our Company is conducted by RMR, and RMR implements risk management in its activities. In discharging their oversight responsibilities, our Board and Board committees regularly review a wide range of reports provided to them by RMR and other service providers, including reports on market and industry conditions, operating and compliance reports, financial reports, reports on risk management activities, regulatory and legislative updates that may impact us, legal proceedings updates and reports on other business related matters, and discusses such matters among themselves and with representatives of RMR, counsel and our independent accountants. Our Audit Committee, which meets at least quarterly and reports its findings to our Board, performs a lead role in helping our Board fulfill its responsibilities for oversight of our financial reporting, internal audit function, risk management and our compliance with legal and regulatory requirements. Our Board and Audit Committee review periodic reports from our independent registered public accounting firm regarding potential risks, including risks related to our internal controls. Our Audit Committee also annually reviews, approves and oversees an internal audit plan developed by our Director of Internal Audit with the goal of helping our Company systematically evaluate the effectiveness of our risk management, control and governance processes, and periodically meets with our Director of Internal Audit to review the results of our internal audits, and directs or recommends to the Board actions or changes it determines appropriate to enhance or improve the effectiveness of our risk management. Our Compensation Committee also evaluates the performance of our Director of Internal Audit and RMR's performance under our business and property management agreements. Also, our Compensation Committee and our Board consider the fact that we have a share grant program which requires share grants to vest over a period of years, rather than a stock option program such as is employed by many other publicly owned companies. We believe that the use of share grants vesting over time rather than stock options mitigates the incentives for our management to undertake undue risks and encourages our management to make longer term, less risk prone decisions.

        While a number of risk management functions are performed, it is not possible to identify all of the risks that may affect us or to develop processes and controls to eliminate all risks and their possible effects, and processes and controls employed to address risks may be limited in their effectiveness. Moreover, it is necessary for our Company to bear certain risks to achieve our objectives. As a result of the foregoing and other factors, our Company's ability to manage risk is subject to substantial limitations.

BOARD COMMITTEES

        We have a standing Audit Committee, Compensation Committee and Nominating and Governance Committee, each of which has a written charter. Each of the above committees is currently comprised of Dr. Gans and Messrs. Harrington and Lamkin, who are independent under applicable NYSE listing standards and each committee's respective charter, and, in the case of our Audit Committee, the applicable independence requirements of the SEC. Our Audit Committee, Compensation Committee and Nominating and Governance Committee are delegated the powers of our Board necessary to carry out their responsibilities.

        Our Audit Committee was established in accordance with section 3(a)(58)(A) of the Exchange Act. The primary function of our Audit Committee is to assist our Board in fulfilling its responsibilities for oversight of: (1) the integrity of our financial statements; (2) our compliance with legal and regulatory requirements; (3) our independent registered public accounting firm's qualifications and independence; and (4) the performance of our internal audit function and independent registered public accounting firm. Our Board has determined that Mr. Harrington is our Audit Committee financial expert and is "independent" as defined by the rules of the SEC and the NYSE. Our Board's determination that Mr. Harrington is our Audit Committee financial expert was based upon his experience as: (i) Executive Director of a large charitable organization; (ii) chief executive officer of a major professional sports business; (iii) a member of our Audit Committee and of the audit committees of other publicly owned companies; (iv) a certified public accountant; (v) a Director of a large national bank; and (vi) a college professor of accounting. Additionally, our Board has determined that Mr. Harrington's simultaneous service on the audit committees of SNH, GOV, RMR Real Estate Income Fund and RMR Asia Pacific Real Estate Fund will not impair his ability to effectively serve on our Audit Committee. Under its charter, our Audit Committee has the final authority and responsibility to select our independent registered public accounting firm.

        Our Compensation Committee's primary responsibilities include: (1) reviewing the terms of RMR's business management and property management agreements with us, evaluating the performance of RMR under these agreements and the expenses, costs and compensation we pay under these agreements, approving those expenses, costs and compensation that we are required to pay under these agreements and making determinations regarding continuance of or changes to these agreements; (2) evaluating the performance of our President and determining and approving any compensation, including any equity compensation, paid directly by us to our President; (3) evaluating the performance of our Director of Internal Audit and determining the compensation payable to him and the costs of our internal audit function generally; (4) evaluating, approving and administering all our equity compensation plans; (5) evaluating whether our executive compensation programs encourage appropriate levels of risk taking by our executives; and (6) reviewing and considering the incentives and risks associated with our compensation policies and practices.

        The responsibilities of our Nominating and Governance Committee include: (1) identification of individuals qualified to become members of our Board and recommending to our Board the Trustee nominees for each annual meeting of shareholders or when Board vacancies occur; (2) development, and recommendation to our Board of governance guidelines; and (3) evaluation of the performance of our Board.

        The charter of each of our standing committees provides that the committee may form and delegate authority to subcommittees of one or more members when appropriate. Subcommittees are subject to the provisions of the applicable committee's charter.

        Our policy with respect to Board members' attendance at our annual meetings of shareholders can be found in our Governance Guidelines, the full text of which appears at our website at www.hptreit.com. In addition to our Governance Guidelines, copies of the charters of our Audit, Compensation and Nominating and Governance Committees, as well as our Code of Business Conduct and Ethics, may be obtained free of charge at our website, www.hptreit.com, or by writing to our Secretary, Hospitality Properties Trust, Two Newton Place, 255 Washington Street, Suite 300, Newton, MA 02458.

COMMUNICATIONS WITH TRUSTEES

        Any shareholder or other interested person who desires to communicate with our Independent Trustees or any Trustees, individually or as a group, may do so by filling out a report at our website (www.hptreit.com), by calling our toll-free confidential message system at (866) 511-5038, or by writing to the party for whom the communication is intended, care of our Director of Internal Audit, Hospitality Properties Trust, Two Newton Place, 255 Washington Street, Suite 300, Newton, MA 02458. Our Director of Internal Audit will then deliver any communication to the appropriate party or parties.

 SELECTION OF CANDIDATES FOR TRUSTEES;
SHAREHOLDER RECOMMENDATIONS, NOMINATIONS AND OTHER PROPOSALS

        Our Board has established Governance Guidelines which, together with our declaration of trust and bylaws, set forth the qualifications for service on our Board. Our Governance Guidelines may be changed from time to time by our Board upon the recommendation of our Nominating and Governance Committee. Our Board makes nominations of persons to be elected by shareholders as Trustees. Our Board also elects Trustees to fill Board vacancies which may occur from time to time. In both these circumstances, our Board will act upon recommendations made by our Nominating and Governance Committee.

        In considering candidates to serve as Trustees, our Nominating and Governance Committee seeks individuals who have qualities which the Committee believes will be effective in serving our long term best interests. Among the characteristics which the Committee considers are the following: integrity, experience, achievements, judgment, intelligence, competence, personal character, ability to make independent analytical inquiries, willingness to devote adequate time to Board duties, likelihood that a candidate will be able to serve on our Board for an extended period and other matters that our Nominating and Governance Committee deems appropriate. While our Board does not have a specific diversity policy, in connection with the selection of nominees for Trustee, due consideration is given to our Board's desire for an overall balance of diversity of perspectives, backgrounds and experiences. Our Board does not consider gender, sexual orientation, race, religion, ethnicity, national origin or citizenship to be relevant considerations and does not discriminate on the basis of such criteria. When considering candidates, our Nominating and Governance Committee will also assist our Board in determining the desired mix of experience, skills, attributes and other criteria that will strengthen our Board in a way that best serves the long term interests of our Company and complement the experience, skills, attributes and qualifications of existing Trustees. Depending on whether the position to be filled is that of an Independent Trustee or a Managing Trustee, the qualifications of the candidate to meet the criteria for each such category of Trustee is considered. In seeking candidates for Trustee who have not previously served as our Trustees, the Nominating and Governance Committee may use the business, professional and personal contacts of its members, it may accept recommendations from other Board members, and, if it considers it appropriate, the Nominating and Governance Committee may engage a professional search firm. In addition to other criteria, our bylaws require that nominees submit detailed personal and financial information required in connection with our license or regulation by state insurance and gambling authorities.

        In 2010, we did not pay any third party to identify or to assist in the evaluation of any candidate for election to our Board. We did not receive any shareholder recommendations or nominations for our Board for the 2011 annual meeting of shareholders, except the nominations made by our Board and recommendations by our Nominating and Governance Committee, each of which includes Board members who are shareholders of record.

        Shareholder Recommendations for Nominees.    A responsibility of our Nominating and Governance Committee is to consider candidates for election as Trustees who are properly recommended by shareholders. To be considered by our Nominating and Governance Committee, a shareholder recommendation for a nominee must be made: (i) by a shareholder who is entitled under our bylaws and applicable state and federal laws to nominate the nominee at the meeting and (ii) by written notice to the Chair of our Nominating and Governance Committee and our Secretary given within the 30 day period ending on the last date on which shareholders may give a timely notice of nomination for such meeting under our bylaws and applicable state and federal laws, which notice must be accompanied by the information and documents with respect to the recommended nominee which the recommending shareholder would have been required to provide in order to nominate such nominee for election at the shareholders meeting in accordance with our bylaws and applicable state and federal laws. Our Nominating and Governance Committee may request additional information about the shareholder recommended nominee or about the shareholder recommending the nominee. Shareholder recommendations which meet the requirements set forth above will be considered using the same criteria as other candidates considered by our Nominating and Governance Committee. We are reviewing our procedures for shareholder recommendations of Trustee candidates and may amend them in a manner that affects shareholder recommendations of Trustee candidates to stand for election at our 2012 meeting. We will publish any such amended procedures on our website. Any shareholder considering making a recommendation of a Trustee candidate should carefully review and comply with the procedures then in effect for making such a recommendation.

        2012 Annual Meeting Deadlines for Shareholder Proposals Pursuant to Rule 14a-8 under the Exchange Act.    Shareholder proposals intended to be presented pursuant to Rule 14a-8 under the Exchange Act at our 2012 annual meeting of shareholders must be received at our principal executive offices on or before October 25, 2011 in order to be considered for inclusion in our proxy statement for our 2012 annual meeting of shareholders, provided that if we hold our 2012 annual meeting before April 11, 2012 or after June 10, 2012, shareholders must submit proposals for inclusion in our 2012 proxy statement within a reasonable time before we begin to print our proxy materials. Under Rule 14a-8, we are not required to include shareholder proposals in our proxy materials unless conditions specified in the rule are met.

        2012 Annual Meeting Deadlines for Shareholder Nominations and Shareholder Proposals not Made Pursuant to Rule 14a-8 under the Exchange Act.    In order for a shareholder properly to propose a nominee for election to our Board or propose business outside of Rule 14a-8 under the Exchange Act, the shareholder must comply in all respects with the advance notice and other provisions set forth in our bylaws, which currently include, among other things, requirements as to the shareholder's timely delivery of advance notice, share ownership and submission of specified information. Our bylaws currently require that shareholder nominations and proposals intended to be made outside of Rule 14a-8 under the Exchange Act at our 2012 annual meeting of shareholders must be submitted, in accordance with the requirements of our bylaws, not later than 5:00 p.m. (Eastern Time) on October 25, 2011 (which is also the date, after which, shareholder nominations and proposals made outside of Rule 14a-8 under the Exchange Act would be considered "untimely" within the meaning of Rule 14a-4(c) under the Exchange Act) and not earlier than September 25, 2011; provided, that, if our 2012 annual meeting is called for a date earlier than April 11, 2012 or later than June 10, 2012, then a shareholder's notice must be so delivered not later than 5:00 p.m. (Eastern Time) on the tenth day following the earlier of the day on which (i) notice of the date of our 2012 annual meeting is mailed or otherwise made available or (ii) public announcement of the date of our 2012 annual meeting is first made by us. We are reviewing our bylaws and may amend them in a manner that affects shareholder nominations or other proposals that shareholders seek to make at our 2012 meeting. Copies of our bylaws, including the provisions which concern the requirements for shareholder nominations and other proposals and any amendment to our bylaws approved by our Board, may be obtained by writing to our Secretary at Hospitality Properties Trust, Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458 or from the SEC's website at www.sec.gov. Any shareholder considering making a nomination or other proposal should carefully review and comply with those provisions. Under our declaration of trust and bylaws, a shareholder is obligated to indemnify us for costs and expenses we incur arising from the shareholder's breach or failure to fully comply with any covenant, condition or provision of our declaration of trust or bylaws, including costs and expenses we may incur as a result of the shareholder's failure to comply with the requirements to make nominations and proposals.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Overview

        We do not have any employees. None of our executive officers has an employment agreement with us or any agreement that becomes effective upon his termination or a change in control of us. Our manager, RMR, provides services that otherwise would be provided by employees. RMR conducts our day to day operations on our behalf and compensates our named executive officers, Messrs. Murray, Kleifges and Bornstein, directly and in its sole discretion in connection with their services rendered to RMR and to us. We do not pay our executive officers salaries or bonuses or provide other compensatory benefits except for the grants of shares under our Share Award Plan discussed below. Although our Compensation Committee reviews and approves our business management and property management agreements with RMR, it is not involved in compensation decisions made by RMR for its employees other than the employee serving as our Director of Internal Audit. Our payments to RMR are described in Related Person Transactions and Company Review of Such Transactions.

        Annually, typically in September, the Chair of our Compensation Committee meets with our Managing Trustees and the chairs of the compensation committees of the other public REITs, the RMR Funds, and the operating companies for which RMR and its affiliates provide management services. RMR provides management services to CWH, a publicly traded REIT that primarily owns office buildings and industrial properties, SNH, a publicly traded REIT that primarily owns senior living properties and medical office buildings, Five Star, a publicly traded real estate based operating company in the healthcare and senior living services business, TA, a publicly traded real estate based operating company in the travel center business, and GOV, a publicly traded REIT that primarily invests in properties that are majority leased to government tenants. The purpose of this meeting is, among other things, to discuss compensation philosophy and factors which may affect compensation decisions, to consider the compensation payable by us to our Director of Internal Audit who provides services to us and to other companies managed by RMR and its affiliates, to consider the allocation of internal audit and related services costs among us and other companies to which RMR or its affiliates provide internal audit and related services, to provide a comparative understanding of potential share grants by us and the other affected companies and to hear and consider recommendations from our Managing Trustees concerning potential share grants. The share grants made by the companies and other REITs managed by RMR and its affiliates are considered to be appropriately comparable because of the similarities between certain services we require from our share grantees and the services provided to these other companies and in particular with respect to the other REITs managed by RMR. Subsequent to this meeting, the members of our Compensation Committee hold a meeting at which the Chair provides a report of the information discussed with the Managing Trustees and others and makes recommendations for share grants to executive officers. Our Compensation Committee then discusses these recommendations and any other factors any member of the Compensation Committee chooses to raise. The factors which have been historically considered by our Compensation Committee, including for the 2010 share grants, are: (1) the value of the proposed share grants; (2) the historical awards previously granted to each executive officer and the corresponding values at the time of the grants; (3) the recommendations by RMR as presented by our Managing Trustees; (4) the value of share grants to executive officers providing comparable services at other REITs and companies managed by RMR; (5) changes, if any, in the responsibilities assigned to, or assumed by, each executive officer during the past year and on a going forward basis; (6) the length of historical services to us by each executive officer; (7) the responsibilities of each executive officer and the Committee's perception regarding the quality of the services provided by each executive officer in carrying out those responsibilities; and (8) our financial and operating performance in the past year and our perceived future prospects. The Compensation Committee's starting premise each year is to award our named executive officers the same number of shares as they were awarded in the prior year in an effort to meet recipients' expectations. The Compensation Committee then considers these multiple factors in determining whether to increase or decrease the amounts of the prior year's grants. There is no formulaic approach using these various factors in determining the amount of the share awards to each executive officer. The share amounts are determined on a subjective basis using the various factors at our Compensation Committee's sole discretion. Our executive officers have not participated in these meetings and have not been involved in determining or recommending the amount or form of executive compensation they receive from us. Our Compensation Committee has not engaged compensation consultants to participate in the determination or recommendation of the amount or form of executive compensation.

Analysis of Grants under Our Share Award Plan

        Although we do not pay any cash compensation directly to our officers and have no employees, we have adopted a Share Award Plan to reward our executive officers and other RMR employees who provide services to us and to foster a continuing identity of interest between them and our shareholders. We award shares under our Share Award Plan to recognize our executive officers' scope of responsibilities, reward demonstrated performance and leadership, motivate future performance, align the interests of our executives with those of our other shareholders and motivate the executives to remain employees of our manager and to continue to provide services to us through the term of the awards.

        Under its charter, our Compensation Committee evaluates, approves and administers our equity compensation plans, which currently consist solely of our Share Award Plan providing for the grants of our common shares. The Compensation Committee has historically determined to use grants of restricted common shares rather than stock options as equity compensation. Because the value of our common shares may be determined in part by reference to its dividend yield relative to market interest rates rather than by its potential for capital appreciation, we believe a conventional stock option plan might not provide appropriate incentives for management for a business like ours, but a share grant plan may create a better identity of interests between management and other shareholders. Also, because we believe a stock option plan may encourage excessive short term risk taking, we have historically granted restricted shares rather than stock options.

        Our Compensation Committee uses comparative information about other REITs managed by RMR as additional data to help it determine whether it is awarding share amounts that it deems reasonable based on the characteristics of those REITs and their respective officers. The Compensation Committee also considers the size and structure of the other REITs and other RMR managed businesses, and the experience, length of service and scope of duties and responsibilities of the officers at these other companies to assess the value of the share awards proposed for our officers in light of the proposed awards for officers with comparable roles at the other companies. In 2010, our Managing Trustees recommended that the number of shares awarded to our named executive officers remain the same as the number awarded in 2009. Our Managing Trustees made a similar recommendation or proposed an increase in the number of shares to be awarded to the named executive officers of the other REITs managed by RMR. Our Compensation Committee considered these factors and reviewed the data regarding the other REITs and their officers to help it gauge the reasonableness of the 2010 awards together with the other factors discussed above, but the Compensation Committee did not undertake a detailed comparison of the named executive officers across the REITs or other companies managed by RMR or assign weight to any particular characteristic of these other companies or their officers because our Compensation Committee determines the share amounts in its sole discretion on a non-formulaic basis.

        In 2010, the Compensation Committee considered the foregoing factors and decided to award the same number of shares to our named executive officers as those awarded in 2009 due to the recommendation of our Managing Trustees, the increase in the number of shares awarded to our named executive officers in 2009 over 2008 and the increase in fair value of the award over the prior year as a result of our modestly higher share price at the date of the 2010 awards versus at the time of the prior awards.

        We determine the fair market value of the shares granted based on the closing price of our common shares on the date of grant. The Compensation Committee has imposed, and may impose, vesting and other conditions on the granted common shares because it believes that time based vesting encourages recipients of share awards to remain employed by RMR and continue to provide services to us. The Compensation Committee currently uses a vesting schedule under which one fifth of the shares vest immediately and the remaining shares vest in four equal, consecutive annual installments commencing on the first anniversary of the date of grant. The Compensation Committee utilizes a four year time based vesting schedule to provide an incentive to provide services for a long term and in consideration of the tax treatment of the share grants to us and to the recipients. In the event a recipient granted a share award ceases to perform duties for us or ceases to be an officer or an employee of RMR or any company which RMR manages during the vesting period, we may repurchase for nominal consideration the common shares that have not yet vested. As with other issued common shares, vested and unvested shares awarded under our Share Award Plan are entitled to receive distributions we make on our common shares.

        Because the schedule for consideration of share awards by our Compensation Committee and our Board is determined on a regular schedule (i.e. in September for our officers and employees of RMR and at the first meeting of our Board after the annual meeting of shareholders for our Board members), the proximity of any grants to earnings announcements or other market events, if any, is coincidental.

        We believe that our compensation philosophy and programs are designed to foster a business culture that aligns the interests of our executive officers with those of our shareholders. We believe that the equity compensation of our executive officers is appropriate to the goal of providing shareholders dependable, long term returns.

 COMPENSATION COMMITTEE REPORT

        The undersigned members of the Compensation Committee have reviewed and discussed the Compensation Discussion and Analysis with our management. Based upon this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2010.

                        COMPENSATION COMMITTEE
                        John L. Harrington, Chairman
                        Bruce M. Gans, M.D.
                        William A. Lamkin

 COMPENSATION TABLES

        The following tables provide (1) summary 2010, 2009 and 2008 compensation information relating to our named executive officers, (2) information with respect to share awards made to, or held by, our named executive officers during the periods or at the dates specified below and (3) compensation information relating to our Trustees for 2010. Our named executive officers consist of three individuals, our President and Chief Operating Officer, our Treasurer and Chief Financial Officer and our Senior Vice President, the compensation of whom is required to be reported in this proxy statement under the rules of the SEC. None of our named executive officers are employed by us. Our manager, RMR, provides services that otherwise would be provided by employees and compensates our named executive officers directly and in RMR's sole discretion in connection with their services rendered to RMR and to us. We do not pay our executive officers salaries or bonuses or provide other compensatory benefits except for the grants of shares under our Share Award Plan.

SUMMARY COMPENSATION TABLE FOR 2010, 2009 AND 2008

Name and Principal Position	Year	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
John G. Murray	2010	$132,060	$13,905	$145,965
President, Chief Operating Officer	2009	$124,020	$5,775	$129,795
and Assistant Secretary	2008	$102,850	$13,321	$116,171
Mark L. Kleifges	2010	$132,060	$13,779	$145,839
Treasurer and Chief Financial Officer	2009	$124,020	$5,621	$129,641
	2008	$102,850	$12,736	$115,586
Ethan S. Bornstein	2010	$132,060	$13,779	$145,839
Senior Vice President

(1)
Represents the grant date fair value of shares granted in 2010, 2009 and 2008, as applicable, compiled in accordance with FASB Accounting Standards Codification Topic 718, "Compensation-Stock Compensation," or ASC 718. No assumptions are used in this calculation.

(2)
Consists of distributions in each year on unvested shares.

GRANTS OF PLAN BASED AWARDS FOR 2010

(Shares granted in 2010, including vested and unvested grants)

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards(1)
John G. Murray	9/17/10	6,000	$132,060
Mark L. Kleifges	9/17/10	6,000	$132,060
Ethan S. Bornstein	9/17/10	6,000	$132,060

(1)
Represents the value based upon the closing price on the date of grant, which is also the grant date fair value under ASC 718. No assumptions are used in this calculation.

        Share awards granted by us to executive officers in 2010 provide that one fifth of each award vests on the grant date and one fifth vests on each of the next four anniversaries of the grant date. In the event a recipient granted a share award ceases to perform duties for us or ceases to be an officer or an employee of RMR or any company which RMR manages during the vesting period, we may repurchase the common shares which have not yet vested for nominal consideration. Holders of vested and unvested shares awarded under our Share Award Plan are eligible to receive distributions we make on our shares on the same terms as other holders of our common shares.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END FOR 2010

        (Shares granted in 2010 and prior years, which have not yet vested)

		Stock Awards
Name	Year Granted	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
John G. Murray	2010	4,800	$110,592
John G. Murray	2009	3,600	$82,944
John G. Murray	2008	2,000	$46,080
John G. Murray	2007	700	$16,128
Mark L. Kleifges	2010	4,800	$110,592
Mark L. Kleifges	2009	3,600	$82,944
Mark L. Kleifges	2008	2,000	$46,080
Mark L. Kleifges	2007	660	$15,206
Ethan S. Bornstein	2010	4,800	$110,592
Ethan S. Bornstein	2009	3,600	$82,944
Ethan S. Bornstein	2008	2,000	$46,080
Ethan S. Bornstein	2007	660	$15,206

(1)
Share awards granted by us to our executive officers provide that one fifth of each award vests on the grant date and one fifth vests on each of the next four anniversaries of the grant date. The shares granted in 2010 were granted on September 17, 2010; the shares granted in 2009 were granted on September 16, 2009; the shares granted in 2008 were granted on September 22, 2008; and the shares granted in 2007 were granted on September 18, 2007. At our option, in the event a recipient granted a share award ceases to perform duties for us or ceases to be an officer or an employee of RMR or any company which RMR manages during the vesting period, the recipient shall forfeit or we may repurchase all or a portion of the shares which have not yet vested.

(2)
Represents the value based upon the closing price of our shares on December 31, 2010.

 STOCK VESTED FOR 2010

(Share grants which vested in 2010, including shares granted in prior years)

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
John G. Murray	4,800	$105,702	(1)
Mark L. Kleifges	4,720	$103,916	(1)
Ethan S. Bornstein	4,720	$103,916	(1)

(1)
Represents the value based upon the closing price on the 2010 dates of vesting of grants made in 2010 and prior years.

TRUSTEE COMPENSATION FOR 2010

(2010 compensation; all share grants to Trustees vest at the time of grant)

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	All Other Compensation ($)		Total ($)
Bruce M. Gans, M.D	$45,250		$52,000	$—		$97,250
John L. Harrington	$46,000		$52,000	$—		$98,000
William A. Lamkin	$49,750		$52,000	$—		$101,750
Adam D. Portnoy	$—	(2)	$52,000	$540	(3)	$52,540
Barry M. Portnoy	$—	(2)	$52,000	$—		$52,000

(1)
Represents the value based upon the closing price of our shares on the date of grant. This is also the compensation cost recognized by us for financial reporting purposes pursuant to ASC 718. No assumptions are used in this calculation.

(2)
Our Managing Trustees do not receive cash compensation for their services as Trustees.

(3)
Consists of distributions on unvested shares that were awarded to Mr. Adam Portnoy in 2006 prior to him becoming a Managing Trustee.

        Each Independent Trustee receives an annual fee of $30,000 for services as a Trustee, plus a fee of $750 for each meeting attended. Up to two $750 fees are paid if a Board meeting and one or more Board committee meetings are held on the same date. The chairpersons of our Audit Committee, Compensation Committee and Nominating and Governance Committee receive an additional $9,000, $4,500 and $4,500, respectively, each year. In addition, each Trustee received a grant of 2,000 of our common shares in 2010. We generally reimburse all our Trustees for travel expenses incurred in connection with their duties as Trustees.

        Our Board believes it is important to align the interests of Trustees with those of our shareholders and for Trustees to hold equity ownership positions in our Company. Accordingly, our Board believes that a portion of each Trustee's compensation should be paid in shares. In determining the amount and composition of such compensation, our Board considers the compensation of trustees and directors of other comparable enterprises, both with respect to size and industry, including the compensation of trustees and directors of other companies managed by RMR.

        In 2010 our Board reviewed the compensation paid to our Trustees and determined both the amount of such compensation and the allocation of such compensation between equity based awards and cash. Our Managing Trustees do not receive any cash compensation for their services as Trustees, but they do receive common share grants equal to the share grants awarded to our Independent Trustees.

AUDIT COMMITTEE REPORT

        In the course of our oversight of the Company's financial reporting process, we have: (i) reviewed and discussed with management the audited financial statements for the year ended December 31, 2010; (ii) discussed with Ernst & Young LLP, the Company's independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in rule 3200T; (iii) received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence; (iv) discussed with the independent registered public accounting firm its independence; and (v) considered whether the provision of non-audit services by the independent registered public accounting firm is compatible with maintaining its independence and concluded that it is compatible at this time.

        Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the SEC.

AUDIT COMMITTEE William A. Lamkin, Chairman Bruce M. Gans, M.D. John L. Harrington

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        Unless otherwise indicated, the information set forth below is as of February 18, 2011. The following table sets forth information regarding the beneficial ownership of our common shares (not including any fractional shares which may be beneficially owned by such persons) by (1) each person or entity known to us to be the beneficial owner of more than 5% of our outstanding common shares; (2) each of our Trustees, nominees and the persons listed in the summary compensation table found elsewhere in this proxy statement; and (3) our Trustees and executive officers as a group. Unless otherwise indicated, we believe that each owner named below has sole voting and investment power for all our common shares shown to be beneficially owned by that person or entity. As of the date first set forth in this paragraph, we do not know of any outstanding rights to acquire our shares of the type specified in Rule 13d-3(d)(1) under the Exchange Act.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Share Class
Beneficial Owners of More Than 5% of Our Common Shares
Capital World Investors and The Income Fund of America(3)	11,740,000	9.5%
The Vanguard Group, Inc.(4)	11,700,272	9.5%
BlackRock, Inc.(5)	10,291,297	8.3%
Trustees, Nominees and Executive Officers
Barry M. Portnoy	275,774	*
Adam D. Portnoy	65,949	*
John G. Murray	45,400	*
Ethan S. Bornstein	30,150	*
Mark L. Kleifges	29,500	*
John L. Harrington	15,260	*
William A. Lamkin	6,500	*
Bruce M. Gans, M.D.	5,000	*
All current Trustees, nominees and executive officers as a group (eight persons)	473,533	*

*
Less than 1% of our common shares.

(1)
Unless otherwise indicated, the address of each identified person or entity is: c/o Hospitality Properties Trust, Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458.

(2)
Our declaration of trust and bylaws place restrictions on the ability of any person or group to acquire beneficial ownership of more than 9.8% of any class of our shares. The percentages indicated are based upon the number of shares shown divided by the 123,444,235 of our common shares outstanding as of February 18, 2011.

(3)
This information is as of December 31, 2010 and is based solely on a Schedule 13G/A filed with the SEC on February 14, 2011 by Capital World Investors and The Income Fund of America. According to that Schedule 13G/A, the address of both Capital World Investors and The Income Fund of America is 333 South Hope Street, Los Angeles, California 90071. According to that

  Schedule 13G/A, Capital World Investors, which is a division of Capital Research and Management Company, beneficially owns and has sole dispositive and voting power over 11,740,000 shares and is deemed to be the beneficial owner of such shares as a result of Capital Research and Management Company acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. According to that same Schedule 13G/A, one or more clients of Capital World Investors have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares, and Capital World Investors holds more than 5% of the outstanding shares on behalf of The Income Fund of America. According to that same Schedule 13G/A, The Income Fund of America beneficially owns no shares and has voting and dispositive power over no shares. According to that same Schedule 13G/A, The Income Fund of America is an investment company registered under the Investment Company Act of 1940 and is advised by Capital Research and Management Company, which manages equity assets for various investment companies through two divisions, Capital Research Global Investors and Capital World Investors, which function separately from each other with respect to investment research activities and make investment decisions and proxy voting decisions for the investment companies on a separate basis. According to that same Schedule 13G/A, The Income Fund of America no longer votes the shares held, has delegated voting authority to Capital World Investors, a division of the funds' investment advisor, and reports that the shares reported may not reflect the actual holdings of The Income Fund of America.

(4)
The information is as of December 31, 2010 and is based on a Schedule 13G/A filed with the SEC on February 10, 2011 by The Vanguard Group, Inc., or Vanguard. According to the Schedule 13G/A filed by Vanguard, the address of Vanguard is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. In the Schedule 13G/A filed by Vanguard, Vanguard reports having sole voting power over 82,555 shares, sole dispositive power over 11,617,717 shares, and shared dispositive power over 82,555 shares. Additionally, the Schedule 13G/A filed by Vanguard reports that Vanguard Fiduciary Trust Company, a wholly owned subsidiary of Vanguard, is the beneficial owner of 82,555 shares as a result of its serving as investment manager of collective trust accounts, and that Vanguard Fiduciary Trust Company directs the voting of these shares. In addition, Vanguard Specialized Funds—Vanguard REIT Index Fund, or Vanguard REIT Index Fund, also filed a Schedule 13G with the SEC on February 10, 2011, reporting beneficial ownership of 6,524,411 of our shares and that it has sole voting power over those shares. According to the Schedule 13G filed by Vanguard REIT Index Fund, the address of Vanguard REIT Index Fund is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. Vanguard has confirmed that the 6,524,411 of our shares reported as beneficially owned by Vanguard REIT Index Fund as of December 31, 2010 in its Schedule 13G are included in the 11,700,272 of our shares reported as beneficially owned by Vanguard in its Schedule 13G/A.

(5)
This information is as of December 31, 2010 and is based solely on a Schedule 13G/A filed with the SEC on February 4, 2011 by BlackRock, Inc. Based on the information provided in that Schedule 13G/A, the address of BlackRock, Inc. is 40 East 52nd Street, New York, New York 10022, and BlackRock, Inc., which reports sole power to vote and dispose of 10,291,297 shares, is the parent holding company or control person for certain subsidiaries that have acquired our shares and that are listed in that Schedule 13G/A.

 RELATED PERSON TRANSACTIONS AND COMPANY REVIEW OF SUCH TRANSACTIONS

        We have adopted written Governance Guidelines which address, among other things, the consideration and approval of any related person transactions. Under these Governance Guidelines, we may not enter into any transaction in which any Trustee or executive officer, any member of the immediate family of any Trustee or executive officer or any other related person, has or will have a direct or indirect material interest unless that transaction has been disclosed or made known to our Board and our Board reviews, authorizes and approves or ratifies the transaction by the affirmative vote of a majority of the disinterested Trustees, even if the disinterested Trustees constitute less than a quorum. If there are no disinterested Trustees, the transaction shall be reviewed, authorized and approved or ratified by both (1) the affirmative vote of a majority of our entire Board and (2) the affirmative vote of a majority of our Independent Trustees. The Governance Guidelines further provide that, in determining whether to approve or ratify a transaction, our Board, or disinterested Trustees or Independent Trustees, as the case may be, shall act in accordance with any applicable provisions of our declaration of trust, consider all of the relevant facts and circumstances, and approve only those transactions that are fair and reasonable to us. All related person transactions described below were reviewed and approved or ratified by a majority of the disinterested Trustees or otherwise in accordance with our policies described above. In the case of any transaction with us in which any other employee of ours who is subject to our Code of Business Conduct and Ethics and who has a direct or indirect material interest in the transaction, the employee must seek approval from an executive officer who has no interest in the matter for which approval is being requested.

        We have two agreements with RMR to provide management and administrative services to us: a business management agreement and a property management agreement. One of our Managing Trustees, Mr. Barry Portnoy, is Chairman and majority owner of RMR. Our other Managing Trustee, Mr. Adam Portnoy, the son of Mr. Barry Portnoy, is an owner, President, Chief Executive Officer and a Director of RMR. Each of our executive officers is also an officer of RMR, including Mr. Ethan Bornstein, who is the son-in-law of Mr. Barry Portnoy and the brother-in-law of Mr. Adam Portnoy. RMR has approximately 650 employees and provides management services to other companies in addition to us, and an affiliate of RMR is a registered investment advisor which manages two mutual funds.

        Our Board has given our Compensation Committee, which is comprised exclusively of our Independent Trustees, authority to act with respect to our management agreements with RMR. The charter of our Compensation Committee requires the Committee annually to review the terms of these agreements, evaluate RMR's performance under the agreements and renew, amend, terminate or allow to expire the management agreements.

        The business management agreement provides for compensation to RMR at an annual rate equal to 0.7% of the average historical cost of our real estate investments, as described in the business management agreement, up to the first $250.0 million of such investments, and 0.5% thereafter. In addition, RMR receives an incentive fee based upon increases in our Cash Available for Distribution, as defined in the business management agreement. The incentive fee is paid in our common shares. At present, the property management agreement applies to management services to the office building component of only one property in Baltimore, Maryland which also includes an InterContinental Hotel. The property management agreement provides for management fees relating to this office building equal to 3.0% of gross rents and construction supervision fees equal to 5.0% of construction costs. The aggregate business management and property management fees for 2010 were $33.2 million. No incentive fees were earned by RMR in 2010.

        RMR also provides internal audit services to us in return for our pro rata share of the total internal audit costs incurred by RMR for us and other companies managed by RMR and its affiliates, which amounts are subject to determination by our Compensation Committee. Our Audit Committee appoints our Director of Internal Audit. Our pro rata share of RMR's costs in providing this internal audit function was approximately $213,000 for 2010. These allocated costs are in addition to the business and property management fees we paid to RMR. We are generally responsible for all of our operating expenses, including certain expenses incurred by RMR on our behalf. We are not responsible for payment of RMR's employment, office or administration expenses incurred to provide management services to us, except for our pro rata share of the employment and related expenses of RMR employees who provide on-site property management services and of the staff employed by RMR who perform our internal audit function.

        Both the business management agreement and the property management agreement automatically renew for successive one year terms unless we or RMR give notice of non-renewal before the end of an applicable term. We or RMR may terminate either agreement upon 60 days prior written notice. RMR may also terminate the property management agreement upon five business days notice if we undergo a change of control, as defined in the property management agreement. The current terms for these agreements expire on December 31, 2011, and will be subject to automatic renewal unless earlier terminated.

        Under our business management agreement with RMR, we acknowledge that RMR manages other businesses, including CWH, SNH, GOV, TA and Five Star, and will not be required to present us with opportunities to invest in properties that are primarily of a type that are within the investment focus of another business now or in the future managed by RMR. Under our business management agreement with RMR, RMR has also agreed not to provide business management services to any other REIT which is principally engaged in the business of ownership of hotel or travel center properties without the consent of our Independent Trustees. Each of the business management agreement and the property management agreement also includes arbitration provisions for the resolution of disputes, claims and controversies.

        Pursuant to our business management agreement, RMR may from time to time negotiate on our behalf with third party vendors and suppliers for the procurement of services to us. As part of this arrangement, we may enter agreements with RMR and other companies to which RMR provides management services for the purpose of obtaining more favorable terms from such vendors and suppliers.

        As part of our annual restricted share grants under our Share Award Plan, we typically grant restricted shares to certain employees of RMR, some of whom are our executive officers. In 2010, we granted a total of 53,900 restricted shares to such persons, which had an aggregate value of $1.2 million based upon the closing price of our common shares on the NYSE on the date of grant. One fifth of those restricted shares vested on the grant date and one fifth vests on each of the next four anniversaries of the grant date. These share grants to RMR employees are in addition to the fees we pay to RMR.

        TA was created as a 100% subsidiary of ours. On January 31, 2007, we purchased TA's predecessor for approximately $1.9 billion. Simultaneously with this purchase, we restructured TA's predecessor's business as follows: (i) we retained the real estate of 146 of the 163 travel centers then operated or franchised by TA's predecessor and certain other assets; (ii) TA's predecessor's operating business and all its assets not retained by us, plus approximately $212.0 million of net working capital, were contributed to TA; (iii) TA entered a long term lease with us for its predecessor's real estate retained by us, which we refer to as the TA Lease; and (iv) all of TA's shares were spun off to our shareholders on January 31, 2007 and TA became a separate public company. As part of the 2008 rent deferral agreement described below, we acquired, and as of February 21, 2011, we continued to own, 1,540,000 of TA's common shares, which represented approximately 8.5% of TA's outstanding common shares.

        Mr. Barry Portnoy, one of our Managing Trustees, is a Managing Director of TA. Mr. Thomas O'Brien, an officer of RMR and a former officer of us, is President and the other Managing Director of TA. Mr. Arthur Koumantzelis, who was one of our Independent Trustees prior to the TA spin off, serves as an Independent Director of TA.

        In addition to TA's spin off from us on January 31, 2007, we completed another transaction together with TA in 2007. On May 30, 2007, TA purchased Petro Stopping Centers, L.P. for $63.6 million and we purchased Petro Stopping Centers Holdings, L.P. for approximately $655.0 million. Simultaneously with these purchases, TA leased 40 Petro travel centers from us pursuant to the Petro Lease.

        TA has two leases with us, the TA Lease and the Petro Lease, pursuant to which TA currently leases 185 travel centers from us. The TA Lease is for 145 travel centers that TA operates under the "TravelCenters of America" or "TA" brand names. The TA Lease became effective on January 31, 2007. The Petro Lease is for 40 travel centers that TA operates under the "Petro" brand name. The Petro Lease became effective on May 30, 2007. The TA Lease expires on December 31, 2022. The Petro Lease expires on June 30, 2024, and may be extended by TA for up to two additional periods of 15 years each. Both the TA Lease and the Petro Lease are "triple net" leases, which require TA to pay all costs incurred in the operation of the leased travel centers, including personnel, utilities, acquiring inventories, services to customers, insurance, real estate and personal property taxes, environmental related expenses and ground lease payments, if any. As amended by the Amendment Agreement that we entered into with TA on January 31, 2011, which is further described below, the TA Lease requires TA to pay minimum rent to us of $135.1 million per year for the period from January 1, 2011 through January 31, 2012, and $140.1 million per year for the period commencing February 1, 2012 and continuing through December 31, 2022. The minimum rent payable by TA to us under the TA Lease may increase if we fund or reimburse the cost in excess of $125.0 million (see below) for certain improvements to the leased TA travel centers. As amended by the Amendment Agreement that we entered with TA on January 31, 2011, which is further described below, the Petro Lease requires TA to pay minimum rent to us of $54.2 million per year through June 30, 2024, and may increase if we fund or reimburse the cost for certain improvements to the leased Petro travel centers. Starting in 2012 and 2013, respectively, the TA Lease and Petro Lease require TA to pay us additional rent equal to 3% of increases in nonfuel gross revenues and 0.3% of increases in gross fuel revenues at the leased travel centers over base amounts. The increases in percentage rents attributable to fuel revenues are subject to a maximum each year calculated by reference to changes in the consumer price index. As further discussed below, pursuant to, and subject to the conditions set forth in, the Amendment Agreement, we agreed to waive payments for the first $2.5 million of percentage rent that may become due under TA's lease with us for the Petro branded travel centers. TA is also required to generally indemnify us for certain environmental matters and for liabilities which arise during the terms of the leases from ownership or operation of the leased travel centers. The TA Lease and the Petro Lease also include arbitration provisions for the resolution of disputes, claims and controversies.

        We had agreed to provide up to $25.0 million of funding annually for the first five years of the TA Lease for certain improvements to the leased properties without an increase in rent. All improvements funded under the tenant improvements allowance are owned by us. On May 12, 2008, we and TA amended the TA Lease to permit TA to sell to us, without an increase of its rent, certain capital improvements to properties leased from us earlier than previously permitted. As TA elected to sell these capital improvements before the time contractually required by the original lease terms, our purchase commitment amount was discounted to reflect the accelerated receipt of funds by TA according to a present value formula established in the amended lease. We recorded the capital improvements at cost as we made these fundings. During 2010, TA sold us qualifying capital improvements under the $125.0 million improvements allowance provided in the TA Lease, as amended in May 2008, for total cash proceeds of $7.0 million. As of September 30, 2010, TA had received all of the $125.0 million improvements from us without an increase in rent, but parts of this amount were discounted pursuant to the terms of the lease because TA elected to receive those funds from us on an accelerated basis.

        Under both the TA Lease and the Petro Lease, TA may request that we fund approved amounts for renovations, improvements and equipment at the leased travel centers, in addition to the $125.0 million described above, in return for minimum annual rent increases according to a formula: the minimum rent per year will be increased by an amount equal to the amount funded by us times the greater of (i) 8.5% or (ii) a benchmark U.S. Treasury interest rate plus 3.5%. We are not required to fund these improvements. Since January 1, 2010, TA has not made any request for funds under this provision.

        At the time of TA's spin off from us, our transactions with TA in connection with the Petro Lease and an equity offering completed by TA in June 2007, we and TA believed that TA was adequately capitalized to meet all of its obligations, including those owed to us. However, since then there were material changes in the market conditions under which TA operates. Specifically, the increase during the first half of 2008 in the price of diesel fuel which TA buys and sells at its travel centers and the slowing of the U.S. economy during 2008 adversely affected TA's business and increased its working capital requirements. Although TA had undertaken a restructuring of its business to adjust to these changed market conditions, TA's balance sheet flexibility and liquidity remained a concern to us because of the impact the then weakening economy and fuel price volatility might have on TA's working capital requirements. Accordingly, on August 11, 2008, we and TA entered a rent deferral agreement. Under the terms of this deferral agreement, TA had the option to defer its monthly rent payments to us by up to $5.0 million per month for periods beginning July 1, 2008 until December 31, 2010. Also pursuant to the deferral agreement, TA issued 1,540,000 of its common shares to us (approximately 9.6% of TA's shares then outstanding immediately after this new issuance). On January 1, 2010, interest on all unpaid deferred rent under the deferral agreement began accruing at a rate of 1% per month and was payable monthly in arrears by TA to us. During 2010, we recognized as rental income, $14.1 million of interest on the deferred rent, of which $1.5 million was payable to us by TA at December 31, 2010. No additional rent deferrals were permitted for rent periods after December 31, 2010. Any deferred rent (and interest thereon) not previously paid was contractually due to us on July 1, 2011. This deferral agreement also includes a prohibition on share repurchases and dividends by TA while any deferred rent remains unpaid and all deferred rent and interest thereon will become immediately due and payable by TA to us if certain events occurred, including a change of control of TA. Also, in connection with this deferral agreement, we entered into a registration rights agreement with TA, which provides us with certain rights to require TA to conduct a registered public offering with respect to its common shares issued to us pursuant to the deferral agreement, which rights continue through the date which is twelve months following the latest of the expiration of the TA Lease and the Petro Lease. As of December 31, 2010, TA had accrued an aggregate of $150.0 million of deferred rent payable to us.

        On January 31, 2011, we and TA entered an Amendment Agreement that amended the TA Lease, the Petro Lease and TA's rent deferral agreement with us. This Amendment Agreement provides that:

  •
  The minimum annual rent payable by TA to us under the TA Lease was reduced effective January 1, 2011, by approximately $30.0 million, so that the rent is reduced to $135.1 million per year until February 1, 2012, when it will increase to $140.1 million per year through the end of the lease term in December 2022.

  •
  The $5.0 million increase in annual minimum rent payable by TA to us under the TA Lease that was scheduled to begin on February 1, 2011, was eliminated.

  •
  The minimum annual rent payable by TA to us under the Petro Lease was reduced effective January 1, 2011, by approximately $12.0 million, so that the annual rent is reduced to $54.2 million through the end of the lease term in June 2024.

  •
  The due date for the $150.0 million of rent TA had deferred as of December 31, 2010 was extended from July 1, 2011, so that $107.1 million will be due and payable on December 31, 2022, and the remaining $42.9 million will be due and payable on June 30, 2024, and interest ceased to accrue on our deferred rent obligation beginning on January 1, 2011; provided, however, that the deferred rent obligation shall be accelerated and interest shall begin to accrue thereon if certain events occur, including a change of control of TA.

  •
  Subject to court approval of a settlement of the action referenced below and further described in Item 3—Legal Proceedings in our Annual Report on Form 10-K for the year ended December 31, 2010, we will waive payment of the first $2.5 million of percentage rent that may become due under the Petro Lease, which percentage rent obligation is described above. Litigation and a court approval process sometimes produce unexpected results. We can provide no assurance that the required court approval will be obtained or that this settlement will be concluded.

        RMR provides management services to both us and TA; Barry Portnoy is a Managing Director of TA and a Managing Trustee of us; and there are other current and historical relationships between us and TA. For example, Thomas O'Brien, the other Managing Director of TA and its President and Chief Executive Officer, is also an Executive Vice President of RMR. Accordingly, the terms of the 2008 rent deferral agreement and the recent 2011 Amendment Agreement were negotiated and approved by special committees of our Independent Trustees and TA's Independent Directors, none of whom are trustees or directors of the other company, and each special committee was represented by separate counsel.

        During 2010, TA paid us cash rent of $188.2 million, and we recognized rental income of $190.0 million under TA's leases with us.

        At the time TA became a separate publicly owned company as a result of the distribution of its shares to our shareholders, TA entered a management and shared services agreement with RMR.

In addition, in connection with TA's spin off, TA entered a transaction agreement with us and RMR, pursuant to which TA granted us a right of first refusal to purchase, lease, mortgage or otherwise finance any interest TA owns in a travel center before it sells, leases, mortgages or otherwise finances that travel center to or with another party, and TA also granted us and any other company managed by RMR a right of first refusal to acquire or finance any real estate of the types in which we or they invest before TA does. TA also agreed under this agreement that for so long as TA is a tenant of ours it will not permit: the acquisition by any person or group of beneficial ownership of 9.8% or more of the voting shares or the power to direct the management and policies of TA or any of its subsidiary tenants or guarantors under its leases with us; the sale of a material part of the assets of TA or any such tenant or guarantor; or the cessation of certain continuing directors constituting a majority of the board of directors of TA or any such tenant or guarantor. Also, under this agreement TA agreed not to take any action that might reasonably be expected to have a material adverse impact on our ability to qualify as a REIT and to indemnify us for any liabilities we may incur relating to TA's assets and business. The transaction agreement includes arbitration provisions for the resolution of disputes, claims and controversies.

        Our Independent Trustees also serve as directors or trustees of other public companies to which RMR provides management services. Mr. Barry Portnoy serves as a managing director or managing trustee of those companies, including TA, CWH, SNH, GOV and Five Star, and Mr. Adam Portnoy serves as a managing trustee of some of those companies, but not TA. We understand that the other companies to which RMR provides management services also have relationships with each other, including business and property management agreements and lease arrangements. In addition, officers of RMR serve as officers of those companies. Mr. Kleifges, our Treasurer and Chief Financial Officer, also serves as Treasurer and Chief Financial Officer of GOV, which is a company to which RMR provides management services. We understand that further information regarding those relationships is provided in the applicable periodic reports and proxy statements filed by those other companies with the SEC.

        We, RMR, TA, CWH, SNH, GOV and Five Star each currently own approximately 14.29% of AIC, an Indiana insurance company. All of our Trustees and nearly all of the trustees and directors of the other shareholders of AIC currently serve on the board of directors of AIC. RMR, in addition to being a shareholder, provides management and administrative services to AIC pursuant to a management and administrative services agreement with AIC. Our Governance Guidelines provide that any material transaction between us and AIC shall be reviewed, authorized and approved or ratified by both the affirmative vote of a majority of our entire Board and the affirmative vote of a majority of our Independent Trustees. The shareholders agreement among us, the other shareholders of AIC and AIC includes arbitration provisions for the resolution of disputes, claims and controversies.

        As of the date of this proxy statement, we have invested $5.2 million in AIC since its formation in November 2008. We may invest additional amounts in AIC in the future if the expansion of this insurance business requires additional capital, but we are not obligated to do so. For 2010, we recognized a loss of $771 related to our investment in AIC. In 2010, AIC designed a combination property insurance program for us and other AIC shareholders in which AIC participated as a reinsurer. Our total premiums paid under this program in 2010 were approximately $4.8 million. We are currently investigating the possibilities to expand our insurance relationships with AIC to include other types of insurance. By participating in this insurance business with RMR and the other companies to which RMR provides management services, we expect that we may benefit financially by possibly reducing our insurance expenses or by realizing our pro-rata share of any profits of this insurance business.

        The foregoing descriptions of our agreements with RMR, TA and AIC and various individuals and companies related to us and them are summaries and are qualified in their entirety by the terms of the agreements. A further description of the terms of certain of those agreements is included in our annual report to shareholders and our Annual Report on Form 10-K filed with the SEC, in each case for the year ended December 31, 2010. In addition, copies of certain of those agreements are filed with the SEC and may be obtained from the SEC's website at www.sec.gov.

        We believe that our agreements with RMR, TA and AIC are on commercially reasonable terms. We also believe that our relationships with RMR, TA, AIC and their affiliated and related persons and entities benefit us, and, in fact, provide us with advantages in operating and growing our business. Nonetheless, it is possible that some investors may argue otherwise. For instance, a purported derivative action, which is referenced above and further described in Item 3—Legal Proceedings in our Annual Report on Form 10-K for the year ended December 31, 2010, was commenced against TA, its directors, us and RMR which alleges, among other matters, that the rent TA agreed to pay us under the Petro Lease is too high, and as described above, we have recently agreed to settle this litigation to avoid the costs and risks associated with continuing this litigation.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Our Compensation Committee is currently comprised of Dr. Gans and Messrs. Harrington and Lamkin. None of the members of our Compensation Committee is, or has been, an officer or employee of our Company. None of our executive officers serves on the board of directors (or related governing body) or compensation committee of another entity which has an executive officer who serves on our Board or Compensation Committee. Members of our Compensation Committee serve as independent trustees or independent directors and compensation committee members of other public companies managed by or affiliated with RMR.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires that our Trustees and executive officers, and persons who own more than 10% of a registered class of our equity securities file reports of ownership and changes in ownership of securities with the SEC and the NYSE. Our executive officers and Trustees and greater than 10% shareholders are required to furnish us with copies of all forms they file pursuant to Section 16(a). Based solely on a review of the copies of these reports furnished to us or written representations made to us that no such reports were required, we believe that, during 2010, all filing requirements under Section 16(a) of the Exchange Act applicable to our executive officers, Trustees and persons who own more than 10% of a registered class of our equity securities were timely met.

 HOUSEHOLDING OF ANNUAL MEETING MATERIALS

        Some banks, brokers and other record holders of our common shares may participate in the practice of "householding" proxy statements, annual reports and notices of internet availability of those documents. This means that, unless shareholders give contrary instructions, only one copy of our proxy statement, annual report or notice of internet availability may be sent to multiple shareholders in each household. We will promptly deliver a separate copy of any of those documents to you if you call or write to us at the following address or telephone number: Investor Relations, Hospitality Properties Trust, Two Newton Place, 255 Washington Street, Suite 300, Newton, MA 02458, telephone (617) 964-8389. If you want to receive separate copies of our proxy statement, annual report or notice of internet availability in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other record holder, or you may contact us at the above address or telephone number.

OTHER MATTERS TO BE VOTED UPON

PROPOSAL 6
SHAREHOLDER PROPOSAL

        The following proposal was submitted by the California Public Employees' Retirement System, or CalPERS, whose address and share ownership we will provide promptly upon oral or written request.

        RESOLVED, that the shareowners of Hospitality Properties Trust ("Company") ask that the Company, in compliance with applicable law, take the steps necessary to reorganize the Board of Trustees into one class subject to election each year. The implementation of this proposal should not affect the unexpired terms of directors elected to the board at or prior to the 2011 annual meeting.

  Supporting Statement of the California Public Employees' Retirement System:

        We believe that the ability to elect directors is one of the most important rights of shareowners. As a trust fund with approximately 1.6 million participants, and as the owner of approximately 485,522 shares of the Company's common stock, the California Public Employees' Retirement System (CalPERS) thinks that directors should be accountable to shareowners on an annual basis. This is why we are sponsoring this proposal which, if implemented, would seek to reorganize the Board of Trustees of the Company so that each trustee stands before the shareowners for re-election each year. We hope to eliminate the Company's "classified board," whereby the trustees are divided into three classes, each serving a three-year term. Under the current structure, shareowners can only vote on a portion of the Board at any given time.

        CalPERS believes that corporate governance procedures and practices, and the level of accountability they impose, are closely related to financial performance. It is intuitive that when trustees are accountable for their actions, they perform better. A staggered board has been found to be one of six entrenching mechanisms that are negatively correlated with company performance. See "What Matters in Corporate Governance?" Lucian Bebchuk, Alma Cohen & Allen Ferrell, Harvard Law School, Discussion Paper No. 491 (09/2004, revised 03/2005). CalPERS also believes that shareowners are willing to pay a premium for corporations with excellent corporate governance. If the Company were to take the steps necessary to declassify its Board, it would be a strong statement that this Company is committed to good corporate governance and its long-term financial performance.

        We seek to improve that performance and ensure the Company's continued viability through this structural reorganization of the Board. If passed and implemented, shareowners might have the opportunity to register their views at each annual meeting—on performance of the Board as a whole and of each trustee as an individual.

        CalPERS urges you to join us in voting to declassify the election of trustees, as a powerful tool for management incentive and accountability. We urge your support FOR this proposal.

  Our Statement in Opposition to Proposal 6:

The annual election of entire board may be detrimental to our and your interests.

        Although we have had several conversations with CalPERS "governance experts," we do not believe they have adequately explained the reasons for their proposal or its consequences. We believe the annual election of our entire board will enhance the power of certain special interests, such as unions who want us to encourage union membership at hotels we own. For example, it has recently been reported that CalPERS is pressuring the Hilton hotels chain to reach a new agreement with a hotel workers union, stating in a letter from CalPERS to the owners of Hilton that "matters involving labor negotiations are important to the board and membership of CalPERS." (See article by Ed Mundel in Capital Community, The Newspaper of the California State Employees, November 18, 2010 at p. B1, B5) We believe these special interests may be detrimental to our shareholders' (including CalPERS's) long term financial best interests. A recent study has shown that this type of CalPERS "social activism" may be detrimental to shareholders. (See Brad Barber, Monitoring the Monitor; Evaluating CalPERS Activism (Nov. 2006))

A staggered board is in our best interests and the best interests of all our shareholders.

        A large number of state legislatures that have considered this issue have determined that business enterprises should be governed by boards with staggered three year terms unless the business's governing documents mandate otherwise. Maryland, where we are organized, and Massachusetts, where we are headquartered, have such laws. Indeed, the California Legislature has mandated that CalPERS itself have a Board with staggered four year terms. We believe the annual election of 100% of the boards of public companies will encourage short term thinking. Historically, annual director election campaigns have been used to pressure boards to consider recapitalization plans that have burdened many public companies with excessive debt and contributed to financial crises such as that recently experienced in the United States. We believe that strong corporate governance results from having qualified board members willing to devote the time necessary to fully understand their businesses; and we believe that our ability to attract qualified individuals to make such a commitment to our company is enhanced by having multi-year terms.

CalPERS's own governance problems cast doubt on its qualifications to recommend this change.

        We have serious concerns about CalPERS's credibility to suggest what constitutes appropriate business governance practices. During the past two years, CalPERS has been embroiled in controversy concerning former CalPERS board members and employees who were paid large fees or other unusual payments when CalPERS hired certain investment managers. (See Vyvyan Tenorio, Too Big to Sail, The Deal Magazine (Oct. 15, 2010) and Scoundrels and Pensions, The Wall Street Journal (Oct. 13, 2010)) The preliminary report of the private firm engaged by CalPERS to investigate these issues has recommended a significant overhaul of CalPERS's own governance practices. (See Marc Lifser, Examiner Faults CalPERS Ethics Rules, The Los Angeles Times (Dec. 14, 2010)) Also, The New York Times has reported that the SEC has begun an investigation of CalPERS financial reporting to determine whether it constitutes securities fraud for failing to reveal "the risks and conflicts of interests involved" at CalPERS. (See Mary Walsh and Louise Storey, U.S. Inquiry Said to Focus on California Pension Fund, The New York Times (Jan. 7, 2011))

Our classified board promotes a historical perspective which is important to our business.

        Our business involves entering long term leases and management contracts with major hospitality companies such as Marriott International, InterContinental Hotels, Hyatt Hotels Corporation and TA. These long term contracts often require that we and our contract partners make commitments to multi-year, multi-million dollar projects. Our classified Board insures that the knowledge necessary for the proper implementation of these long term relationships and projects will be present at the highest levels of our Company. Declassifying our Board could result in the total loss of this accumulated knowledge in one Board election cycle. CalPERS' one size fits all approach to corporate governance issues simply does not make business sense. (See Martin Lipton and William Savitt, The Many Myths of Lucian Bebchuk, 93 Va. L. Rev. 733 (2007)) For example, recent research has shown that a staggered board may benefit shareholders of certain companies by lowering debt costs and increasing the independence of the board from management. (See Dong Chen, Classified Boards, the Cost of Debt, and Firm Performance (Dec. 20, 2010), available at SSRN: http://ssrn.com/abstract=1729472)

Our Board of Trustees recommends that you vote "AGAINST" this proposal.

        You should be aware that this is a nonbinding proposal which requests we take the steps necessary to declassify our Board. The affirmative vote of 75% of our outstanding common shares is required for the approval of this shareholder proposal. Under Maryland law and our Declaration of Trust, the actions contemplated by this proposal would require an amendment to our Declaration of Trust which must first be approved by at least two thirds (2/3) of our Trustees and then approved by the affirmative vote of the holders of at least two thirds (2/3) of the total number of our outstanding common shares at a subsequent shareholder meeting. After careful consideration, our Nominating and Governance Committee (made up entirely of Independent Trustees) and our entire Board have come to the unanimous conclusions that CalPERS's proposed change to our Board structure would not be in our best interest.

OTHER MATTERS

        At this time, we know of no other matters which will be brought before the meeting. However, if other matters properly come before the meeting or any postponement or adjournment thereof, the persons named in the proxy will vote the proxy in accordance with their discretion on such matters to the maximum extent that they are permitted to do so by applicable law.

February 22, 2011

 IMPORTANT

        If your shares are held in your own name, please complete a proxy over the internet or by telephone in the manner provided on the website indicated in the Notice of Internet Availability that you received in the mail; alternatively, please request, complete and return a proxy card, today. If your shares are held in "street name," you should provide instructions to your broker, bank, nominee or the other institution holding your shares on how to vote your shares. You may provide instructions to your broker, bank, nominee or other institution over the internet or by telephone if your broker, bank, nominee or other institution offers these options, or you may return a proxy card to your broker, bank, nominee or other institution and contact the person responsible for your account to ensure that a proxy is voted on your behalf.

        If you have any questions or need assistance in voting your shares, please call the firm assisting us in the solicitation of proxies:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Brokers and Banks Call Collect at (212) 750-5833
Shareholders Call Toll Free at (877) 825-8971

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date HOSPITALITY PROPERTIES TRUST M29952-P07482 HOSPITALITY PROPERTIES TRUST TWO NEWTON PLACE 255 WASHINGTON STREET, SUITE 300 NEWTON, MA 02458 For Against Abstain For address changes, please check this box and write them on the back where indicated. Our Board of Trustees Recommends You Vote "FOR" the Nominees for Trustee in Proposals 1 and 2, "FOR" Proposal 3, "THREE YEARS" in Proposal 4, "FOR" Proposal 5 and "AGAINST" Proposal 6. 1 Year 2 Years 3 Years Abstain AUTHORIZE YOUR PROXY BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 10, 2011. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. AUTHORIZE YOUR PROXY BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 10, 2011. Have your proxy card in hand when you call and then follow the instructions. AUTHORIZE YOUR PROXY BY MAIL Mark, sign and date your proxy card and return it in the postage paid envelope we have provided or return it to Hospitality Properties Trust, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by Hospitality Properties Trust in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically by e-mail or over the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. For Against Withhold For Against Withhold For Against Abstain THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" THE NOMINEES FOR TRUSTEE IN PROPOSALS 1 AND 2, "FOR" PROPOSAL 3, "THREE YEARS" IN PROPOSAL 4, "FOR" PROPOSAL 5 AND "AGAINST" PROPOSAL 6. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE PROXIES, IN THEIR DISCRETION, ARE AUTHORIZED TO VOTE AND OTHERWISE REPRESENT THE UNDERSIGNED ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF. (NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer, indicating title. If a partnership, please sign in partnership name by authorized person, indicating title.) 5. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011. Our Board recommends you vote FOR proposal 5. 6. To consider and vote upon a nonbinding shareholder proposal if properly presented at the meeting. Our Board recommends you vote AGAINST proposal 6. For Against Abstain 2. To elect the nominee named in our proxy statement to our Board of Trustees as the Managing Trustee in Group I. Nominee: Barry M. Portnoy Our Board recommends you vote FOR proposal 2. 1. To elect the nominee named in our proxy statement to our Board of Trustees as the Independent Trustee in Group I. Nominee: John L. Harrington Our Board recommends you vote FOR proposal 1. 3. To approve a nonbinding advisory resolution on our executive compensation. Our Board recommends you vote FOR proposal 3. 4. To recommend, by nonbinding advisory vote, the frequency of shareholder nonbinding advisory votes relating to our executive compensation. Our Board recommends you vote 3 YEARS in proposal 4.

Address Changes: (If you noted any Address Changes above, please mark corresponding box on the reverse side.) M29953-P07482 HOSPITALITY PROPERTIES TRUST ANNUAL MEETING OF SHAREHOLDERS May 11, 2011, 9:30 a.m. Two Newton Place, 255 Washington Street, Suite 100 Newton, Massachusetts 02458 Directions to Two Newton Place, 255 Washington Street, Suite 100, Newton, MA From the East: Take the Massachusetts Turnpike (I-90) West to Exit 17 (Newton/Watertown). After exiting, stay in the right lane and bear to your right toward Galen Street in Watertown. Two Newton Place will be on your right. For parking, take the first right onto Jefferson Street and then a right into the parking facility. Visitor parking will be available by valet service. From the West: Take the Massachusetts Turnpike (I-90) East to Exit 17 (Newton/Watertown). After exiting, continue straight toward Washington Street. After the second set of lights, bear left onto Washington Street, cross over I-90 to continue straight toward Galen Street in Watertown. Two Newton Place will be on your right. For parking, take the first right onto Jefferson Street and then a right into the parking facility. Visitor parking will be available by valet service. HOSPITALITY PROPERTIES TRUST Two Newton Place, 255 Washington Street, Suite 300 Newton, MA 02458-2076 Important Notice Regarding Internet Availability of Proxy Materials: The proxy materials for the Hospitality Properties Trust annual meeting of shareholders, including our annual report and proxy statement, are available over the Internet. To view the proxy materials or vote online or by telephone, please follow the instructions on the Notice Regarding the Availability of Proxy Materials. This proxy is solicited on behalf of the Board of Trustees of Hospitality Properties Trust. The undersigned shareholder of Hospitality Properties Trust, a Maryland real estate investment trust, or the company, hereby appoints Adam D. Portnoy, Jennifer B. Clark and John G. Murray, or any of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the annual meeting of shareholders of the company to be held at Two Newton Place, 255 Washington Street, Suite 100, Newton, Massachusetts 02458 on May 11, 2011, at 9:30 a.m. local time, and any postponement or adjournment thereof, to cast on behalf of the undersigned all the votes that the undersigned is entitled to cast at the meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the notice of annual meeting of shareholders and of the accompanying proxy statement, each of which is incorporated herein by reference, and revokes any proxy heretofore given with respect to the meeting. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE SIDE HEREOF. IF THIS PROXY IS EXECUTED, BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" THE NOMINEES FOR TRUSTEE IN PROPOSALS 1 AND 2, "FOR" PROPOSAL 3, "THREE YEARS" IN PROPOSAL 4, "FOR" PROPOSAL 5 AND "AGAINST" PROPOSAL 6. ADDITIONALLY, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST BY THE PROXIES, IN THEIR DISCRETION, ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF. See reverse for voting instructions. Proxy

QuickLinks

INTRODUCTION
PROPOSALS 1 AND 2 ELECTION OF TRUSTEES
PROPOSAL 3 ADVISORY APPROVAL RELATING TO EXECUTIVE COMPENSATION
PROPOSAL 4 ADVISORY VOTE ON SELECTION OF FREQUENCY OF EXECUTIVE COMPENSATION VOTE
PROPOSAL 5 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SOLICITATION OF PROXIES
TRUSTEES AND EXECUTIVE OFFICERS
BOARD OF TRUSTEES
BOARD COMMITTEES
COMMUNICATIONS WITH TRUSTEES
SELECTION OF CANDIDATES FOR TRUSTEES; SHAREHOLDER RECOMMENDATIONS, NOMINATIONS AND OTHER PROPOSALS
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
COMPENSATION TABLES
SUMMARY COMPENSATION TABLE FOR 2010, 2009 AND 2008
GRANTS OF PLAN BASED AWARDS FOR 2010
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END FOR 2010
STOCK VESTED FOR 2010
TRUSTEE COMPENSATION FOR 2010
AUDIT COMMITTEE REPORT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
RELATED PERSON TRANSACTIONS AND COMPANY REVIEW OF SUCH TRANSACTIONS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
OTHER MATTERS TO BE VOTED UPON
PROPOSAL 6 SHAREHOLDER PROPOSAL
OTHER MATTERS
IMPORTANT